UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(A) of
the Securities Exchange Act Of 1934

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

HAWAIIAN HOLDINGS INC
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Lawrence S. Hershfield Chairman of the Board of Directors	Hawaiian Holdings, Inc. 3375 Koapaka Street, Suite G-350 Honolulu, HI 96819

April 1, 2024
To Our Stockholders:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Hawaiian Holdings, Inc., which will be conducted virtually via live webcast on Wednesday, May 15, 2024, at 9:00 AM, Hawai‘i Time or at any postponement or adjournment (the “Annual Meeting”). You can attend via the Internet at www.virtualshareholdermeeting.com/HA2024, where you will be able to vote and submit questions electronically during the Annual Meeting. You may vote before the Annual Meeting at www.proxyvote.com. Specific instructions for accessing the Annual Meeting are provided in the notice or proxy card you received (please have your notice or proxy card on hand when you visit the website).

The attached Notice of Annual Meeting and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Only stockholders of record of our outstanding Common Stock and special preferred stock at the close of business on March 18, 2024 will be entitled to notice of and to vote at the Annual Meeting.

Your vote, regardless of the number of shares you own, is important. Whether or not you plan to virtually attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend. Please review the instructions on the proxy card regarding each of these voting options. Please note that you are being requested to complete and return the stockholder questionnaire described in the attached Proxy Statement under “Restriction on Foreign Ownership of Voting Stock.”

Thank you for your ongoing support of and continued interest in Hawaiian Holdings, Inc.

Sincerely,

Lawrence S. Hershfield Chairman of the Board of Directors

HAWAIIAN HOLDINGS, INC.
3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(808) 835-3700
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:

The 2024 Annual Meeting of Stockholders of Hawaiian Holdings, Inc. (the “Company”) will be held virtually on Wednesday, May 15, 2024, at 9:00 AM, Hawai‘i Time or at any postponement or adjournment (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting of stockholders, to be conducted via live webcast. You will be able to attend the Annual Meeting and submit your questions during the meeting by attending virtually at www.virtualshareholdermeeting.com/HA2024. The Annual Meeting is being held to consider and act upon the following matters:

1.To elect the nine director nominees described in the Proxy Statement;
2.To ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.To approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Proxy Statement;
4.To approve, for the purpose of complying with the applicable rules of the Nasdaq Global Select Market (“Nasdaq” and such rules, the “Nasdaq Rules”), including but not limited to Nasdaq Rules 5635(b) and 5635(d), the issuance of shares of the Company’s common stock (“Common Stock”) in excess of 10,281,753 shares of Common Stock (such excess shares of Common Stock, the “Excess Warrant Shares”) upon the exercise of the warrant to purchase shares of Common Stock (the “Warrant”) issued by the Company to Amazon.com NV Investment Holdings LLC (“Warrantholder”); and
5.To transact such other business as may properly come before the Annual Meeting, or any and all adjournments or postponements thereof.

Only stockholders of record of our outstanding Common Stock and special preferred stock at the close of business on March 18, 2024, the record date, will be entitled to vote at the Annual Meeting. Please note that you are being requested to complete and return the stockholder questionnaire described in the attached Proxy Statement under “Restriction on Foreign Ownership of Voting Stock.”

The Board of Directors desires to have maximum representation of stockholders at the Annual Meeting. We are providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. We believe that electronic availability of proxy materials allows us to provide stockholders with the information they need while lowering delivery costs and reducing the environmental impact of our Annual Meeting. You may vote over the Internet, by telephone, by mailing a proxy card, or by attending the Annual Meeting virtually and voting during the meeting at www.virtualshareholdermeeting.com/HA2024. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the notice or proxy card you receive regarding each of these voting options. You may revoke your proxy at any time prior to its use, by notice in writing to me, the Company’s Corporate Secretary, by presentation of a later‑dated proxy or by attending the Annual Meeting virtually and voting at that time.

By order of the Board of Directors,

Aaron J. Alter Corporate Secretary
Dated: April 1, 2024
Your vote is important. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials, which is being mailed to you on or about April 1, 2024.

TABLE OF CONTENTS

Page
GENERAL INFORMATION	1
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	4
ENVIRONMENTAL, SOCIAL, AND GOVERNANCE HIGHLIGHTS	10
PROPOSAL NO. 1: ELECTION OF DIRECTORS	12
EXECUTIVE OFFICERS	16
EXECUTIVE COMPENSATION	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	45
EQUITY COMPENSATION PLAN INFORMATION	47
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	47
REPORT OF THE AUDIT AND FINANCE COMMITTEE	48
PROPOSAL NO. 2: RATIFICATION OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024	49
PROPOSAL NO. 3: NON-BINDING VOTE ON EXECUTIVE COMPENSATION	51
PROPOSAL NO. 4: VOTE TO APPROVE THE ISSUANCE OF THE EXCESS WARRANT SHARES UPON THE EXERCISE OF THE WARRANT	51
STOCKHOLDER RETURN PERFORMANCE GRAPH	55
OTHER MATTERS	56
DELINQUENT SECTION 16(a) REPORTS	57
STOCKHOLDER PROPOSALS	57
AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT	57

GENERAL INFORMATION
Important Notice Regarding Availability of Proxy Materials

The proxy statement (the “Proxy Statement”) and the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”) are available in advance of the 2024 Annual Meeting of Stockholders of Hawaiian Holdings, Inc. (the “Company” or “Holdings”) that will be held virtually on Wednesday, May 15, 2024, at 9:00 AM, Hawai‘i Time or at any postponement or adjournment (the “Annual Meeting”). The Proxy Statement and Annual Report are available at www.proxyvote.com.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to our stockholders over the Internet. Accordingly, we are mailing the Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of record as of March 18, 2024 (the “Record Date”) on or about April 1, 2024. All stockholders as of the Record Date will have the ability to access via the Internet the proxy materials, including the Proxy Statement and the Annual Report. Instructions on how to access the proxy materials over the Internet or to request a paper copy of the proxy materials can be found on the Notice. These proxy materials will be available free of charge. The Notice also instructs you as to how you may submit your vote on the Internet. You will not receive paper copies of the proxy materials unless you request them.

If you share an address with another stockholder, each stockholder may not receive a separate copy of the Notice. Stockholders who do not receive a separate copy of the Notice may request to receive a separate copy of the Notice by calling (808) 835-3613 or by writing to Hawaiian Holdings, Inc., 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819, Attn: Corporate Secretary. Upon oral or written request, we will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. Alternatively, stockholders who share an address and receive multiple copies of the Notice can request to receive a single copy by following the same instructions.

Solicitation of Proxies

Our board of directors (“Board of Directors”) is soliciting the enclosed proxy.

We will make proxy solicitations by mail, as well as by telephone, facsimile transmission or otherwise, as we deem necessary. We have also retained Innisfree M&A Incorporated (“Innisfree”), a professional proxy solicitation firm, to assist us in the solicitation of proxies and will pay Innisfree a base fee of $25,000, plus reasonable out-of-pocket expenses for these services. We have agreed to indemnify Innisfree against losses arising out of its provisions of these services on the Company’s behalf. We will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock, par value $0.01 per share (the “Common Stock”), to forward the Notice and proxy soliciting materials and stockholder questionnaires to the beneficial owners of such Common Stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding the Notice, proxy materials and stockholder questionnaires to the beneficial owners.

Record Date, Quorum and Voting Requirements

Holders of shares of Common Stock and our Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock (collectively, the “Special Preferred Stock”) on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 51,848,616 shares of Common Stock and one share each of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock outstanding. Each share of Common Stock and Special Preferred Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of all outstanding shares of stock as of the Record Date shall constitute a quorum for the transaction of business at the Annual Meeting. The election of directors (Proposal No. 1) requires a plurality of the votes cast by the holders of shares of Common Stock and Special Preferred Stock entitled to vote in the election at a meeting at which a quorum is present. The vote to approve the issuance of the Excess Warrant Shares upon the exercise of the Warrant (Proposal No. 4) requires the affirmative vote of a majority in voting power of the shares of Common Stock and Special Preferred Stock entitled to vote thereon and for which votes are cast affirmatively or negatively on Proposal No. 4. The other proposals require the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote thereon during the Annual Meeting. Our Common Stock is listed on Nasdaq under the symbol “HA”.

Shares of Common Stock and Special Preferred Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted, unless revoked, in accordance with the choices specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR ALL nominees in the election of the nine director nominees named in this Proxy Statement (Proposal No. 1); FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm (Proposal No. 2); FOR the proposal to approve executive compensation by non-binding vote (Proposal No. 3); and FOR the proposal to approve the issuance of the Excess Warrant Shares upon the exercise of the Warrant (Proposal No. 4). Representatives of Broadridge Financial Solutions will assist us in the tabulation of the votes. Abstentions are counted as shares represented at the meeting and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on the outcome of the vote for the election of directors (Proposal No. 1) or the proposal to approve the issuance of the Excess Warrant Shares upon the exercise of the Warrant (Proposal No. 4). If you abstain from voting on the proposal to ratify the appointment of Ernst & Young LLP (Proposal No. 2) or the non-binding proposal to approve executive compensation (Proposal No. 3), your abstention will have the same legal effect as a vote “against” such proposal or proposals.

Brokers who hold shares of Common Stock for the accounts of their clients must vote such shares as directed by their clients. If brokers do not receive instructions from their clients, the brokers may vote the shares in their own discretion with respect to “routine” matters but will not be allowed to vote the shares with respect to “non-routine” matters. The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm (Proposal No. 2) is considered to be a routine matter, and your broker will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of directors (Proposal No. 1), approval of the non-binding vote on executive compensation (Proposal No. 3) and approval of the issuance of the Excess Warrant Shares upon the exercise of the Warrant (Proposal No. 4) are considered non-routine matters, and your broker will not be able to vote on these items if it does not receive instructions from you, so long as it holds your shares in its name. If you do not instruct your broker how to vote with respect to the election of directors (Proposal No. 1), the approval of the non-binding vote on executive compensation (Proposal No. 3) and the approval of the issuance of the Excess Warrant Shares upon the exercise of the Warrant (Proposal No. 4), your broker may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have and did not exercise discretionary authority to vote on a particular matter. The Company will count the shares represented by broker non-votes in determining whether there is a quorum. Broker non-votes will have no effect on the outcome of the vote to approve the election of directors (Proposal No. 1), the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm (Proposal No. 2), the non-binding vote on executive compensation (Proposal No. 3) or the vote to approve the issuance of the Excess Warrant Shares upon the exercise of the Warrant (Proposal No. 4).

Attending the Virtual Annual Meeting

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the virtual Annual Meeting as well as vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/HA2024 and entering the 16-digit control number included in your Notice or proxy card or in the instructions that accompanied your proxy materials. You also will be able to vote your shares electronically at the Annual Meeting. The live webcast will begin promptly at 9:00 AM, Hawai‘i Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 8:45 AM, Hawai‘i Time, and you should allow ample time for the check-in procedures.

Stockholders as of the Record Date who attend and participate in our virtual Annual Meeting will have an opportunity to submit questions live via the Internet during the meeting. Additional rules and procedures regarding asking questions will be available on the virtual meeting site. Stockholders must have available their control number provided on their proxy card, voting instruction form or Notice to ask questions during the Annual Meeting.

We intend to answer relevant questions submitted in accordance with the rules of conduct for the meeting, which we will post in advance of the meeting. If we receive substantially similar questions, we will group them together and provide a single response to avoid repetition. We plan to address as many questions during the meeting as time permits, but if there are any relevant questions submitted that we are unable to answer due to time constraints, we intend to post answers to those questions on our investor relations website following the Annual Meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page: www.virtualshareholdermeeting.com/HA2024.
Restriction on Foreign Ownership of Voting Stock

Our Amended and Restated Certificate of Incorporation prohibits the ownership or control by non-U.S. citizens of more than 25% of our issued and outstanding voting stock, pursuant to 49 U.S.C. Secs. 40102(a)(15) and 41102 and U.S. Department of Transportation regulations. In order to comply with this requirement, we maintain a “Foreign Stock Record” to keep track of transfers of our voting stock to non-U.S. citizens. At no time will the ownership or control of shares representing more than 25% of our voting stock be registered on the Foreign Stock Record. If at any time we determine that the number of shares of our voting stock purportedly registered on the Foreign Stock Record exceeds 25% of the total number of shares of our voting stock, we shall remove sufficient shares from the Foreign Stock Record in reverse chronological order so that the number of shares of our voting stock registered on the Foreign Stock Record does not exceed 25% of our issued and outstanding voting stock. Shares of our voting stock that we know to be owned or controlled by non-U.S. citizens and that are either not registered on the Foreign Stock Record or removed by us from the Foreign Stock Record shall not be entitled to vote until so registered. Please note that you are being requested to complete and return the stockholder questionnaire included on your proxy card.

Special Preferred Stock Designees

As described in greater detail in the section below titled “Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock,” the International Association of Machinists and Aerospace Workers (the “IAM”), the Association of Flight Attendants (the “AFA”) and the Air Line Pilots Association (the “ALPA”) (each, a “Union” and collectively, the “Unions”) hold one share of the Company’s Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that, in accordance with our Amended and Restated By-laws, entitle each Union to nominate one director (each such director, a “Special Preferred Stock Designee”). Daniel W. Akins is the AFA’s designee to the Board of Directors; Mark D. Schneider is the IAM’s designee to the Board of Directors; and Duane E. Woerth is the ALPA’s designee to the Board of Directors. The Special Preferred Stock Designees are not elected by the holders of the Common Stock and consequently their election is not to be considered at the Annual Meeting.
Revocability of Proxy

Giving the enclosed proxy does not preclude your right to vote at the Annual Meeting, if you so desire. You may revoke your proxy at any time prior to its exercise by notifying our Corporate Secretary in writing, by giving us a later‑dated proxy, by attending the Annual Meeting virtually and voting at that time or by following the instructions at www.virtualshareholdermeeting.com/HA2024.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to adopting and adhering to sound corporate governance principles. Having such principles is essential to operating our business efficiently and to maintaining our integrity and reputation in the marketplace. We have adopted a Code of Ethics that applies to all of our directors, executive officers and other employees. The Code of Ethics, as well as all of the charters of the committees of our Board of Directors, are available in the Investor Relations section of our website at https://www.hawaiianairlines.com. We intend to satisfy the disclosure requirement under Item 5.05(c) of the Current Report on Form 8-K, regarding any amendment to, or waiver of, a provision of our Code of Ethics with respect to our directors and executive officers, by posting such information on our website at the address and location specified above.

Board Independence

The Governance and Nominating Committee and the Board of Directors assess the independence of each of our directors at least annually. The assessment is based upon the applicable Nasdaq Rules, the federal securities laws and the regulations promulgated by the SEC thereunder. During the annual assessment of director independence, the Governance and Nominating Committee and the Board of Directors consider transactions and relationships between the Company or its subsidiaries or affiliates, on the one hand, and each director, members of his or her immediate family, or other entities with which he or she is affiliated, on the other hand. Based on the review and recommendation of the Governance and Nominating Committee, the Board of Directors has affirmatively determined that a majority of its members and each member of the Audit and Finance Committee, the Compensation Committee and the Governance and Nominating Committee is independent within the meaning of the applicable Nasdaq Rules and the SEC’s director independence standards. The independent directors are named below under “Proposal No. 1: Election of Directors.”

Board Leadership Structure

Our current Chairman, Mr. Hershfield, has held the role of Chairman since July 2004. From the beginning of his term until June 2005, he was also the Company’s President and Chief Executive Officer (“CEO”). In June 2005, we determined that it was in the Company’s best interest to separate the roles of CEO and Chairman, and for Mr. Hershfield to continue in his role as Chairman. Separating these positions allows our CEO to focus on our day-to-day business, while allowing the Chairman to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. While our Amended and Restated By-laws and Corporate Governance Guidelines do not require that our Chairman and CEO positions be separate, the Board of Directors believes that having an independent outside director serve as Chairman is the appropriate leadership structure for the Company at this time and contributes to our successful corporate governance. The Board of Directors has charged the Chairman with responsibility for helping facilitate communication between management and the Board of Directors, and representing director views to management, among other things.

Meetings of the Board of Directors and Committees

The Board of Directors has established the following committees: the Audit and Finance Committee, the Compensation Committee, the Governance and Nominating Committee, the Safety Committee and the Executive Committee. Each of the Audit and Finance Committee, the Compensation Committee, the Governance and Nominating Committee and the Safety Committee has a committee charter. Copies of the committee charters are available in the Investor Relations section of our website at https://www.hawaiianairlines.com.

The Board of Directors met thirteen times during the year ended December 31, 2023. No current director attended fewer than 75% of the meetings of the Board of Directors and committee meetings that he or she was obligated to attend during the year ended December 31, 2023, with the exception of Ms. Hrdlicka who could not attend 75% of such meetings due to a family member’s terminal illness. Our policy regarding attendance at Board of Directors meetings is that we expect directors to make every effort to attend all Board of Directors and committee meetings, recognizing that scheduling difficulties may at times arise. Members of the Board of Directors are also encouraged to attend each annual meeting of stockholders. Eleven of our then-current directors attended the 2023 annual meeting of stockholders. The membership and function of each committee during the last fiscal year are described below.

Members currently serving on the committees of the Board of Directors are:

Name	Audit and Finance Committee	Compensation Committee	Governance and Nominating Committee	Safety Committee	Executive Committee
Daniel W. Akins				Member
Wendy A. Beck	Member
Earl E. Fry	Chair				Member
Lawrence S. Hershfield			Member		Chair
C. Jayne Hrdlicka			Member	Member
Peter R. Ingram				Member	Member
Michael E. McNamara	Member	Member
Crystal K. Rose		Chair	Member
Mark D. Schneider				Member
Craig E. Vosburg		Member
Duane E. Woerth				Chair
Richard N. Zwern		Member	Chair
Audit and Finance Committee

We have a standing Audit and Finance Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to the Audit and Finance Committee charter, the Audit and Finance Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit and Finance Committee’s principal functions are to: (i) oversee the integrity of our financial statements and other financial information provided by us to any governmental body or the public; (ii) oversee our systems of internal controls and procedures regarding finance, accounting, disclosures and legal compliance with applicable laws and regulations; (iii) monitor the performance of our internal audit function and the independence, qualifications and performance of our independent auditors; (iv) oversee our risk assessment and risk management functions, including those related to cybersecurity and information technology; and (v) oversee our financial policies, investment strategies and capital structure. The Board of Directors has determined that each of Mr. Fry and Ms. Beck satisfies the criteria set forth in Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act to serve as an “audit committee financial expert” on the Audit and Finance Committee. The Audit and Finance Committee met eight times and did not act by unanimous written consent during the year ended December 31, 2023. The report of the Audit and Finance Committee is included in this Proxy Statement.
Compensation Committee

The Compensation Committee has overall responsibility for evaluating and approving executive officer, including the CEO, and director compensation plans, policies and programs of the Company, as well as all equity‑based and incentive compensation plans and policies. The Compensation Committee performs an annual review and approval of corporate goals and objectives relevant to the compensation of executive officers, the evaluation of the performance of the executive officers in light of those goals and objectives, and the determination and approval of such officers’ compensation based on such evaluations. The Compensation Committee may delegate its authority to subcommittees or individuals as the Compensation Committee may deem appropriate, except to the extent such delegation would violate any applicable tax or securities laws or the rules and regulations of Nasdaq. The Compensation Committee met eight times and acted once by unanimous written consent during the year ended December 31, 2023. The report of the Compensation Committee is included in this Proxy Statement.

Governance and Nominating Committee

The principal functions of the Governance and Nominating Committee are to: (i) monitor and oversee matters of corporate governance, including the evaluation of Board of Director performance and processes and the independence of directors; (ii) identify, select, evaluate and recommend to the Board of Directors qualified candidates for election or appointment to the Board of Directors; and (iii) review the Company’s environmental, social and governance (“ESG”) strategy, policies and public disclosures.

The Governance and Nominating Committee will consider potential nominees brought to its attention by any director or officer of the Company and will consider such candidates based on their achievements in business, education or public service, experience (including management experience in a public company), background, skills, expertise, accessibility and availability to serve effectively on the Board of Directors. Consistent with the Director Nomination Process set out in Appendix A to the Governance and Nominating Committee charter, the Board of Directors and the Governance and Nominating Committee give consideration to assuring that the Board of Directors, as a whole, is reflective of the diversity of the Company’s workforce (see “Environmental, Social and Governance Highlights” below) and the communities in which the Company conducts its business.

Accordingly, our Board of Directors is diverse in many ways, including our directors’ differing geographic, business, gender and ethnic backgrounds. As described in greater detail in the section below titled “Security Ownership of Certain Beneficial Owners and Management-Special Preferred Stock,” the IAM, the AFA and the ALPA hold one share of the Company’s Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that, in accordance with our Amended and Restated By-laws, entitle each Union to nominate one director. The Special Preferred Stock Designees are not elected by the holders of Common Stock. 25% of our directors are nominated by the Unions. As shown in the graphics below, of our non-union director nominees, 33% identify as women and 22% identify as racially or ethnically diverse. Further, 89% of our non-union director nominees are independent and 56% have served on our Board of Directors for seven years or fewer, with 44% having served on our Board of Directors for fewer than five years. We believe this diversity attains the right balance between new directors who bring new ideas and insights and longer-serving directors with institutional knowledge of our Company.

Diversity and other factors described above are reviewed in the context of an assessment of the perceived needs of the Board of Directors or a committee of the Board of Directors at a particular point in time. Our Board of Directors undertakes a comprehensive self-assessment annually, reviewing its effectiveness and needs. As a result, the priorities and emphasis of the Board of Directors and the Governance and Nominating Committee may change to take into account changes in business and other trends, as well as the portfolio of skills and experience of our current and prospective members of the Board of Directors.

The Governance and Nominating Committee will also consider nominees recommended in good faith by stockholders. As described further herein under the section titled “Stockholder Proposals,” stockholders may submit a candidate’s name, credentials, contact information, his or her written consent to be considered as a candidate and any other information required by our Amended and Restated By-laws to the Corporate Secretary of the Company at 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 no earlier than 8:00 a.m., Eastern time, on the 120th day and no later than 5:00 p.m., Eastern Time, on the 90th day prior to the day of the first anniversary of the Annual Meeting. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). Such stockholder-recommended candidates will be evaluated in the same manner as candidates nominated by any other person.

The Governance and Nominating Committee also recommends to the Board of Directors the assignment of directors to committees, including the designation of committee chairs. The Governance and Nominating Committee met four times and did not act by unanimous written consent during the year ended December 31, 2023.

Safety Committee

The Safety Committee has the overall responsibility for overseeing and fostering a culture and best practices to promote industry-leading safety performance. The Safety Committee may delegate its authority to subcommittees or individuals as the Safety Committee may deem appropriate. The Safety Committee met twice and did not act by unanimous written consent during the year ended December 31, 2023.

Executive Committee

The Executive Committee is empowered to act for the Board of Directors in intervals between Board of Directors meetings, with the exception of certain matters that by law may not be delegated. The Executive Committee meets as necessary, and all actions by the Executive Committee are reported at the next Board of Directors meeting. The Executive Committee met seventeen times and acted once by unanimous written consent during the year ended December 31, 2023.

Executive Sessions of the Board of Directors

The independent directors meet on a regular basis to review the performance of management and the Company. The presiding director at such sessions is Mr. Hershfield, the Chairman of our Board of Directors.

Communications with the Board of Directors

Stockholders may send communications to the Board of Directors at the following address: 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819, specifying whether the communication is directed to the entire Board of Directors, the independent directors or to a particular director. All communications will be compiled by the Company’s Corporate Secretary and submitted as appropriate to the Board of Directors or individual directors, as the case may be, on a periodic basis.

Role of the Board of Directors in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Audit and Finance Committee has responsibility for the oversight of the Company’s risk assessment and risk management policies. In its risk oversight role, the Audit and Finance Committee has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Chairman meets regularly with our CEO and other senior officers to discuss strategy and risks facing the Company. Senior management attends the regularly scheduled Board of Directors’ meetings and participates in strategic planning sessions with the Board of Directors to discuss strategies, key challenges, risks and opportunities for the Company. Our committees of the Board of Directors also assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Finance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to areas of financial and operational risk management, including financial reporting, internal controls, compliance with legal and regulatory requirements and cybersecurity and information technology. The Audit and Finance Committee regularly discusses our guidelines and policies with respect to risk assessment and risk management. Risk assessment reports are regularly provided by management to the Audit and Finance Committee to facilitate the Audit and Finance Committee’s oversight of overall enterprise risk management. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Governance and Nominating Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with organization, membership and structure of the Board of Directors, succession planning for our directors and executive officers, and corporate governance. The Safety

Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with safety systems, policies and procedures.

While the full Board of Directors oversees ESG risks, strategy and performance, the Governance and Nominating Committee of the Board of Directors has responsibility to review and report findings and recommendations to the Board of Directors regarding the Company’s ESG strategy, and periodically review the Company’s policies and public disclosures related to ESG, as stated in its charter. Although not enumerated in their respective charters, other committees of the Board of Directors also regularly address ESG issues relevant to their respective oversight areas. For example, the Safety Committee has oversight of Safety Risk Management processes and governance, including short-term physical risks.
Compensation of Directors

Under the Company’s policy for directors, each non-employee director receives an annual retainer of $85,000 plus $1,500 for each meeting of the Board of Directors that he or she attends in person and $750 for each meeting he or she attends remotely, in each case for meetings attended in excess of eight meetings (whether in-person, via telephone or online) during each calendar year. Additionally, the Chairman of the Board of Directors receives an annual retainer of $115,000, the chairperson of the Audit and Finance Committee receives an annual retainer of $25,000, the chairperson of the Compensation Committee receives an annual retainer of $20,000, and the chairperson of the Governance and Nominating Committee and the chairperson of the Safety Committee each receive an annual retainer of $15,000. The members of the Audit and Finance Committee each receive an annual retainer of $12,500, the members of the Compensation Committee each receive an annual retainer of $10,000, and the members of the Governance and Nominating Committee and Safety Committee each receive an annual retainer of $7,500.

The non-employee directors each receive an annual automatic equity grant on the date of each annual stockholders meeting equal to that number of restricted stock units (“RSUs”) determined by dividing $115,000 by the trailing volume weighted average price of the Company’s Common Stock over the 30 consecutive trading days ending on the trading day prior to the date of grant, vesting 100% on the day prior to the following year’s regularly scheduled annual stockholders meeting, and otherwise subject to the terms and conditions of the Company’s standard form of non-employee director stock award agreement. On the date of each annual stockholders meeting, each non-employee director who was not a director on the date of the prior annual stockholder meeting will automatically be granted, upon his or her appointment, a pro rata award of RSUs based on the number of RSUs granted to the other non-employee directors on the date of the prior year’s annual stockholder meeting that will vest in full on the day prior to the next annual stockholder meeting.

Each director and certain members of his or her immediate family and parents are entitled to free travel privileges on the Company’s non-chartered flights. Directors are also reimbursed for the taxes imposed on the first $30,000 of incremental cost on non-standby travel on the Company’s flights. Following retirement from the Board of Directors after age 40 and at least ten years of service, or after age 55 and at least five years of service, former directors and their spouse or partner are eligible for unlimited travel on Company flights. Former directors are responsible for all taxes on this post-retirement benefit.

The following table shows the compensation paid or accrued during the fiscal year ended December 31, 2023 to the individuals serving on the Board of Directors in 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Daniel W. Akins(3)	60,688	112,620	105	173,413
Wendy A. Beck	98,618	112,620	—	211,238
Earl E. Fry	111,118	112,620	1,350	225,088
Lawrence S. Hershfield	209,368	112,620	273	322,261
C. Jayne Hrdlicka	98,118	112,620	—	210,738
Michael E. McNamara	109,368	112,620	257	222,245
Crystal K. Rose	114,368	112,620	2,911	229,899
Mark D. Schneider	94,368	112,620	764	207,752
William S. Swelbar(4)	32,390	—	—	32,390
Craig E. Vosburg	96,868	112,620	186	209,674
Duane E. Woerth	101,118	112,620	26	213,764
Richard N. Zwern	111,868	112,620	1,292	225,780

(1)    Represents the grant date fair value of RSUs granted to each director in 2023, as calculated in accordance with Accounting Standards Codification 718, Compensation--Stock Compensation (“ASC 718”).
(2)    The amounts in this column for each non-employee director represent the aggregate incremental cost to the Company and reimbursement of taxes related to flight benefits.
(3)    Mr. Akins joined our Board of Directors on May 16, 2023.
(4)    Mr. Swelbar resigned from our Board of Directors effective May 16, 2023.
Supplemental Director Compensation Table—Outstanding Stock Awards as of December 31, 2023

Name	Aggregate Stock Award Shares Outstanding (#)	Award Grant Date	Number of Shares (#)	ASC 718 Grant Date Fair Value($)
Daniel W. Akins(1)	13,990	5/17/2023	13,990	112,620
Wendy A. Beck	13,990	5/17/2023	13,990	112,620
Earl E. Fry	13,990	5/17/2023	13,990	112,620
Lawrence S. Hershfield	13,990	5/17/2023	13,990	112,620
C. Jayne Hrdlicka	13,990	5/17/2023	13,990	112,620
Michael E. McNamara	13,990	5/17/2023	13,990	112,620
Crystal K. Rose	13,990	5/17/2023	13,990	112,620
Mark D. Schneider	13,990	5/17/2023	13,990	112,620
Craig E. Vosburg	13,990	5/17/2023	13,990	112,620
Duane E. Woerth	13,990	5/17/2023	13,990	112,620
Richard N. Zwern	13,990	5/17/2023	13,990	112,620
(1)    Mr. Akins joined our Board of Directors on May 16, 2023.

Supplemental Director Compensation Table—Outstanding Options as of December 31, 2023

Name	Aggregate Option Shares Outstanding (#)	Award Grant Date	Number of Shares (#)	ASC 718 Grant Date Fair Value($)
Duane E. Woerth	1,666	5/22/2014	5,000	39,800

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE HIGHLIGHTS

Hawaiian is committed to creating long-term value and positively impacting our people, the environment and our communities. We are committed to managing the risks and opportunities that arise from operating sustainably, and to conducting our business in ways that are principled, transparent and accountable to our stockholders and stakeholders and aligned with our purpose and values.

We provide information on our ESG performance in our annual Corporate Kuleana report, which can be found in the Corporate Responsibility section of our website at https://www.hawaiianairlines.com. Our upcoming Corporate Kuleana report will be published in May 2024, and we intend to continue providing our stakeholders with annual updates on our ESG performance. Neither our website nor its contents, including our Corporate Kuleana reports, are incorporated by reference into this Proxy Statement.
Purpose and Values

Our purpose is to connect people with Aloha. It captures how we bring people closer together, and how we share the Aloha spirit with the people and places we serve. It is core to who we are, how we see the world and how we engage with the people and places around us. Aloha is a way of life, but also a choice each of our employees makes every day, constantly striving to be the very best we can be. With Aloha in everything we do, we share moments and our spirit with guests and each other.

Our values, reflected below, guide how we act, lead, and make decisions:

•Mālama (Care): We care about the people and places we serve, and personally commit to their well-being.
•Ho‘okipa (Hospitality): We are genuine hosts, welcoming people into our home with warmth, gratitude and full hearts.
•Lōkahi (Collaboration): We come together in harmony, always seeking better ways to succeed as a team.
•Po‘okela (Excellence): We strive for excellence, competing to thrive.

Environmental

As Hawai‘i’s hometown airline – with the majority of our employees residing in Hawai‘i and every one of our passenger flights touching our islands – we understand that our business depends on preserving the environment and natural resources that visitors come to Hawai‘i to experience, and which are inextricably tied to the social, economic and cultural wellbeing of our communities. We continue to advance our work to increase fuel efficiency, decrease our carbon footprint and use energy efficiently to become better environmental stewards. Some of our recent environmental sustainability commitments and accomplishments are highlighted below.

We are working to achieve our goal of realizing net-zero carbon emissions by 2050 through sustainable aviation fuel ("SAF") development and proliferation, ongoing fleet investments, more efficient flying, and industry advocacy for air traffic control reform. In March 2023, we announced our decarbonization roadmap and interim targets to track our progress through 2050. We pledged to improve our fuel efficiency per available seat mile by 4% compared to 2019 levels by 2028, conserve 3 million gallons of jet fuel through operational initiatives by 2028, replace 10% of our conventional jet fuel with SAF by 2030, and reduce our life-cycle jet fuel emissions intensity per revenue ton mile by 45% compared to 2019 levels by 2035. In March 2023, we also announced our commitment to purchase 10 million gallons of SAF annually over five years from Gevo, Inc., a SAF producer that plans to build multiple SAF facilities in the U.S. mid-west, with deliveries expected to commence in 2029. In July 2023, we invested in the United Airlines Ventures Sustainable Flight Fund, an investment fund focused on investing in technologies to scale SAF. We are working to advance SAF in our home state of Hawai‘i through our partnership with Par Hawaii, Hawai‘iʻs largest refinery, to explore the viability of locally produced SAF.

Social

We are committed to creating an inclusive environment where our applicants and employees feel comfortable self-identifying their gender, race, veteran and disability status. We maintain an affirmative action program and employ evidence-based processes that inform our effort to minimize gender, ethnic/racial, and other bias in hiring, promotion, termination and compensation practices. As of December 31, 2023:

•We were again proud to lead the major U.S. industry air carriers with the highest percentage of women pilots at more than 9.7% of our pilot workgroup; well above the 2022 U.S. average of 4.9%.

•More than 80% of our active workforce identify as diverse based on ethnicity and more than 47% based on gender.

•At our director level and above, more than 55% of our active workforce identify as diverse based on ethnicity and more than 32% based on gender.

Our policies support inclusion of everyone in our workforce, including all sexual orientations and gender identities or expressions, and we provide inclusive benefits for same- and different-sex spouses. We also support the diversity and interests of our workforce through the following employee resource groups: ASCEND (A Support Community for Employees Nurturing Diverse Abilities), Haʻaheo (LGBTQA+), Network for Black Employees and Allies, Sustainability, Wahine (Women) in Aviation and Hawaiian Airlines Veterans Employee Network (HAVEN). We take pride in and value Hawaiian culture and offer an ōlelo Hawai‘i (Hawaiian language) certification program at no cost to our employees in addition to our employee-led Ke Kumu hula and Hawaiian language classes.

We also aspire to move our industry forward and to drive positive change in our communities. With destinations worldwide, we believe that our greatest asset for driving this change is the commitment of our diverse employees and customers to better their communities. In 2023, we furthered our commitment to educate our guests arriving in Hawai‘i on how to safely and responsibly enjoy their travel, with a focus on visiting Maui after the tragic wildfires. We produced a Travel Pono Maui video explaining how visitors can have a positive experience and impact on Maui in support of the community’s recovery. We continue to play our pre-arrival Travel Pono video, in which Hawaiian Airlines employees share their advice on how to show aloha for our cultures and communities, respect areas that are healing, support local business and safely and responsibly appreciate the islands. In 2023, we focused on supporting our communities and nonprofits in Maui through Company and HawaiianMiles Charity program donations of more than 110 million airline miles, cash and in-kind donations, volunteer activities, and sponsorship of a wide range of local community organizations and initiatives.

We maintain a Human Rights Policy Statement that promotes human rights awareness throughout our business. A copy of the policy is available on the Corporate Responsibility section of our website.

Governance

Our Board of Directors oversees our ESG risks, strategy and performance, and ESG topics are covered in each regularly scheduled Board of Directors meeting, including climate risks and opportunities. In 2021, the Board of Directors formalized the responsibility of the Governance and Nominating Committee to review and ensure material and relevant ESG strategies and risks have appropriate Board of Directors and Committee oversight and to report any recommendations to the Board of Directors. Other committees of the Board of Directors regularly address ESG issues relevant to their respective oversight areas, including climate-related issues. Our Chief Legal Officer and Chief Marketing Officer receive regular reports from our ESG working group, which includes representatives of work groups throughout the company, and liaises between our ESG working group and our Board of Directors.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors currently consists of twelve directors, eleven of whom are independent. The Board of Directors has affirmatively determined that Daniel W. Akins, Wendy A. Beck, Earl E. Fry, Lawrence S. Hershfield, C. Jayne Hrdlicka, Michael E. McNamara, Crystal K. Rose, Craig E. Vosburg, Mark D. Schneider, Duane E. Woerth and Richard N. Zwern are each independent as defined by the Nasdaq Rules and the applicable rules of the SEC. The Board of Directors has determined that Peter R. Ingram, the Company’s CEO, is not independent as defined by the Nasdaq Rules and the applicable rules of the SEC.

Nine directors will be elected at the Annual Meeting to serve for one-year terms and until their successors are elected and qualified. Based upon the recommendation of the Governance and Nominating Committee, the Board of Directors has nominated Ms. Beck, Mr. Fry, Mr. Hershfield, Ms. Hrdlicka, Mr. Ingram, Mr. McNamara, Ms. Rose, Mr. Vosburg and Mr. Zwern for election to the Board of Directors at the Annual Meeting. All of the nominees are currently members of the Board of Directors, and all of the nominees have agreed to being named in this Proxy Statement and to continue to serve if elected. In the event that any such nominee is unable to serve, the proxyholders will vote for any other person that the Board of Directors designates. The election of each nominee as a director requires a plurality of the votes cast at the Annual Meeting by holders of shares entitled to vote. The proxies cannot be voted for a greater number of persons than the number of nominees. You will find each nominee’s biographical information below.

As described in greater detail in the section below titled “Security Ownership of Certain Beneficial Owners and Management-Special Preferred Stock,” the IAM, the AFA and the ALPA hold one share of the Company’s Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that, in accordance with our Amended and Restated By-laws, entitle each Union to nominate one director. Mr. Akins is the AFA’s designee to the Board of Directors; Mr. Schneider is the IAM’s designee to the Board of Directors; and Mr. Woerth is the ALPA’s designee to the Board of Directors. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting.
Information Regarding Director Nominees

The name, age as of April 1, 2024, present principal occupation or employment and five-year employment history of each of our director nominees is set forth below. The business address of each person listed below is 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 and the telephone number at that address is (808) 835-3700.

Name	Age	Position(s)
Lawrence S. Hershfield	67	Chair of the Board of Directors
Peter R. Ingram	57	Director, President and Chief Executive Officer
Wendy A. Beck	59	Director
Earl E. Fry	65	Director
C. Jayne Hrdlicka	62	Director
Michael E. McNamara	59	Director
Crystal K. Rose	66	Director
Craig E. Vosburg	57	Director
Richard N. Zwern	69	Director
Special Preferred Stock Designees:
Daniel W. Akins	65	Director (AFA Designee)
Mark D. Schneider	69	Director (IAM Designee)
Duane E. Woerth	75	Director (ALPA Designee)

Lawrence S. Hershfield. Mr. Hershfield has been the Chairman of our Board of Directors since July 2004. Mr. Hershfield served as our President and Chief Executive Officer from June 14, 2004 through June 2, 2005. Mr. Hershfield has been the Chief Executive Officer of Ranch Capital, LLC, which he founded to pursue investments in undervalued or distressed assets or companies, since October 2002. He joined the Advisory Board of the Stanford Institute for Economic Policy Research in August 2021. He served as Chairman of the Board of Premier Entertainment Biloxi, LLC, which owned the Hard Rock Hotel and Casino in Biloxi, Mississippi, from June 2006 through September 2011, and serves as an advisor to Berkadia, a commercial real estate, brokerage, mortgage banking and loan servicing firm. From 2006 through 2009, Mr. Hershfield served as a Trustee of the Stanford University Business School Trust, and from 2011 through 2016, he served on the Advisory Board of the Stanford Center for Longevity. Mr. Hershfield received a B.S. in Biology from Bucknell University (1977) and has an M.B.A. from Stanford University Graduate School of Business (1981). Mr. Hershfield serves as Chair of the Executive Committee and is a member of the Governance and Nominating Committee. Mr. Hershfield contributes an in-depth familiarity with the Company, its operations and its history resulting from his prior service as its Chief Executive Officer and years of service as its Chairman, as well as a breadth of experience gained from serving as a director or officer of, or investor in, public and private companies in a variety of industries.

Peter R. Ingram. Mr. Ingram has been a member of our Board of Directors and the President and Chief Executive Officer for both Hawaiian Airlines, Inc. (“Hawaiian”), and its parent company, Hawaiian Holdings, Inc., since March 1, 2018. Mr. Ingram joined Hawaiian as Chief Financial Officer in November 2005 and served as Executive Vice President and Chief Commercial Officer from November 2011 through February 2018. Prior to joining Hawaiian, Mr. Ingram spent 11 years with AMR Corporation, parent company of American Airlines and American Eagle Airlines. From 2002 to 2005, he served as Vice President of Finance and Chief Financial Officer for American Eagle Airlines, after eight years in finance‑related management positions for American Airlines. Mr. Ingram received a B.A. in Business Administration from the University of Western Ontario (1988) and an M.B.A. from Duke University’s Fuqua School of Business (1994). Mr. Ingram brings significant experience and understanding of the airline industry and publicly traded companies, which, together with Mr. Ingram’s day-to-day leadership of Hawaiian in his role as Chief Executive Officer, allows him to contribute to the Board of Directors a deep understanding of the Company’s operations and of the challenges and opportunities facing our business.

Wendy A. Beck. Ms. Beck has been a member of our Board of Directors since July 2022. Ms. Beck has extensive finance leadership experience in the consumer and travel industries, most recently serving as executive vice president and chief financial officer from September 2010 to March 2018 and as a consultant from March 2018 to December 2019 at Norwegian Cruise Line Holdings Ltd. (“Norwegian”), where she oversaw a wide range of service areas, including accounting, financial planning and analysis, strategic planning, treasury, investor relations, legal, human resources, IT, tax, and internal audit functions. Prior to her tenure at Norwegian, Ms. Beck held executive positions at Domino’s Pizza Inc., Whataburger Restaurants, LP, and Checkers Drive-In Restaurants. Ms. Beck has served on the Boards of Directors of Traeger, Inc. since July 2021 and Academy Sports & Outdoors, Inc. since December 2020. Ms. Beck also served on the Boards of Directors of Bloomin’ Brands, Inc. from February 2018 to April 2022, At Home Group Inc. from September 2014 to July 2021, and SpartanNash Company from September 2010 to October 2013. Ms. Beck received a B.S. in Accounting from the University of South Florida. Ms. Beck serves as a member of the Audit and Finance Committee. Ms. Beck brings significant experience in the retail and travel industries and publicly traded companies, which allows her to contribute valuable leadership, insight and perspective to the Board of Directors. Ms. Beck was originally identified as a potential candidate for appointment as a director by Spencer Stuart, an executive search firm.

Earl E. Fry. Mr. Fry has been a member of our Board of Directors since May 2016. From December 1999 to August 2015, Mr. Fry served in various capacities at Informatica Corporation, an enterprise data integration software company, including Chief Financial Officer, Chief Administrative Officer and Executive Vice President, Operations Strategy. Mr. Fry served on the Board of Directors of Xactly Corporation from September 2005 to August 2017 and chaired the Xactly Corporation Audit Committee for several years through August 2017. Mr. Fry has also served on the Board of Directors of Central Pacific Financial Corp. since April 2005 and is a member of the Audit Committee of Central Pacific Financial Corp., which committee he chaired from 2006 to 2020. Mr. Fry has also served as a member of the Compensation Committee, Nominating and Governance Committee and Audit Committee of Backblaze, Inc since August 2021 and as a member of the Audit Committee of Transfix, Inc. since February 2022. Mr. Fry received a B.B.A. in Accounting from the University of Hawai‘i and has an M.B.A. from the Stanford University Graduate School of Business. Mr. Fry serves as a member of the Executive Committee and also as Chair of the Audit and Finance Committee. Mr. Fry brings significant professional experience in the areas of finance, accounting and audit oversight to the Board of Directors, which allows him to contribute valuable insight and perspective.

C. Jayne Hrdlicka. Ms. Hrdlicka has been a member of our Board of Directors since July 2020. Ms. Hrdlicka is a globally recognized executive with over 20 years’ experience leading top international businesses in the aviation, consumer and industrial sectors. She is currently Chief Executive Officer and Managing Director of Virgin Australia, positions she has held since November 2020. On February 20, 2024, Ms. Hrdlicka announced her intention to retire from her positions at Virgin Australia. She remains in her current roles while Virgin Australia conducts a global search for a successor. Previously, Ms. Hrdlicka served as senior advisor at Bain Capital from June 2020 to November 2020. She was Chief Executive Officer and Managing Director of New Zealand’s a2 Milk Company from July 2018 to June 2020. Prior to her role at a2 Milk Company, Ms. Hrdlicka held various leadership roles at Qantas Group for nearly a decade, including as CEO of its low-cost subsidiary Jetstar Group from July 2012 to November 2017. Ms. Hrdlicka also spearheaded the strategic re-design of Qantas’ Airways’ loyalty group, Qantas Loyalty and Digital Ventures, and served as CEO of Qantas Loyalty and Digital Ventures from November 2017 to April 2018. Ms. Hrdlicka has served as Chair of the Board of Directors of Tennis Australia since October 2017. Ms. Hrdlicka received a B.A. in economics and business administration from Colorado College and an M.B.A from the Tuck School of Business at Dartmouth. Ms. Hrdlicka serves as a member of the Governance and Nominating Committee and the Safety Committee. Ms. Hrdlicka brings significant experience and understanding of the airline industry and publicly traded companies, which provides valuable leadership, insight and perspective to the Board of Directors.

Michael E. McNamara. Mr. McNamara has been a member of our Board of Directors since July 2020. Mr. McNamara served as the Executive Vice President and Chief Information Officer (“CIO”) of Target Corporation, from September 2016 to January 2023. He also served as a Strategic Consultant for Target Corporation from June 2022 to January 2023. He joined Target Corporation as CIO in June 2015. Before joining Target Corporation, Mr. McNamara served in a number of roles at Tesco, a publicly traded international retailer headquartered in the United Kingdom, most recently as Chief Information Officer from March 2011 to May 2015. During his almost two-decade tenure at Tesco, Mr. McNamara led the company’s efforts to modernize its global operating model and oversaw the multi-country rollout of Tesco.com. Mr. McNamara has served on the Board of Directors of various non-profits. Mr. McNamara received a Bachelor of Engineering from the University College Dublin. Mr. McNamara serves as a member of the Compensation Committee and the Audit and Finance Committee. Mr. McNamara’s prior experience at national and international retail companies and as an executive in digital, technology and IT sectors allow him to contribute valuable insight and perspective to the Board of Directors.

Crystal K. Rose. Ms. Rose has been a member of our Board of Directors since June 2006. Ms. Rose, an attorney, is a partner with Lung Rose Voss Wagnild (1986 through present), a Honolulu-based law firm. Ms. Rose is currently the Lead Independent Director of each of Central Pacific Financial Corp. (February 2005 through present) and Central Pacific Bank (August 2004 through present), and a current member of the Compensation and Governance Committees of each. From 2004 to 2006, Ms. Rose was a director of Hawaiian Electric Light Co., Ltd. She also serves on several civic boards, including the Board of Trustees of Kamehameha Schools. Ms. Rose received a B.S. from Willamette University (1979) and a J.D. from the University of California, Hastings College of Law (1982). Ms. Rose serves as chairperson of the Compensation Committee and as a member of the Governance and Nominating Committee. Ms. Rose’s legal experience, as a prominent member of the Hawai‘i bar, as well as her experience as the Lead Independent Director of each of Central Pacific Financial Corp. and Central Pacific Bank, enables her to provide valuable insight and leadership in her positions as Chair of our Compensation Committee and member of our Governance and Nominating Committee.

Craig E. Vosburg. Mr. Vosburg has been a member of our Board of Directors since July 2022. Mr. Vosburg has been the chief product officer at Mastercard since January 2021. He leads the global Product & Engineering team responsible for strategy, development and delivery of a full suite of Mastercard payments products and capabilities. Mr. Vosburg joined Mastercard in 2006 and since then has held various leadership roles, including most recently president of North America, and is a member of the Management Committee and executive leadership team. Previously, he held management positions at Bain & Company, Inc., A.T. Kearney, Inc. and CoreStates Financial Corporation. Mr. Vosburg holds a Bachelor of Science in business administration from Bucknell University and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Vosburg serves as a member of the Compensation Committee. Mr. Vosburg’s executive management experience related to finance and accounting, governance, strategy, and product management provides valuable leadership, insight and perspective to the Board of Directors. Mr. Vosburg was originally identified as a potential candidate for appointment as a director by Spencer Stuart, an executive search firm.

Richard N. Zwern. Mr. Zwern has been a member of our Board of Directors since August 2011. Mr. Zwern was formerly the worldwide director of Executive Development at WPP, the world’s largest communications and marketing services group, from 2006 to 2021. Prior to that, he spent most of his professional career at Hill & Knowlton, the New York-based public relations and public affairs consulting firm. Mr. Zwern joined Honolulu‑based Communications‑Pacific in 1980, acquired the firm with a partner in 1983, and served as President. He led the firm for five more years following its 1989 acquisition by Hill & Knowlton and served as its Chief Executive. Mr. Zwern is a graduate of the University of Southern California and received an M.B.A. from the University of Hawai‘i. He serves on the Board of Directors of the Hawaiian Humane Society. Mr. Zwern serves as Chair of the Governance and Nominating Committee and as a member of the Compensation Committee. Mr. Zwern’s deep experience advising companies on corporate public image, crisis management and public relations allows him to provide valuable perspective on our business to the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ELECT THE NINE DIRECTORS THAT HAVE BEEN NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS.

Special Preferred Stock Designees

Daniel W. Akins. Mr. Akins has been a member of our Board of Directors since May 2023. Mr. Akins is a founder and has served as a Founding Partner at Flightpath Economics, LLC since 2013, and has served as Principal of his consulting firm, Akins and Associates, Inc., since 1997. Mr. Akins has enjoyed a 40-year consulting career in the commercial transportation industry specializing in financial and operational analysis, as well as contract costing and negotiations support. Mr. Akins received a B.A. from Gustavus Adolphus College (1981) and a postgraduate diploma in transport economics from the London School of Economics (1983). Mr. Akins serves as a member of the Safety Committee. Mr. Akins is the AFA’s designee to the Board of Directors. See “Security Ownership of Certain Beneficial Owners and Management-Special Preferred Stock.”

Mark D. Schneider. Mr. Schneider has been a member of our Board of Directors since February 2022. Throughout Mr. Schneider’s 30-year career, he has specialized in providing regulatory counsel to highly regulated organizations, including labor unions, political action agencies and telecommunications companies. Mr. Schneider previously served as general counsel for the IAM and as associate general counsel of the Service Employees International Union (“SEIU”). Prior to becoming Associate General Counsel for SEIU, he was a partner at the law firm Jenner and Block, LLC. Mr. Schneider received a B.A. from Swarthmore College (1976), a M.Phil. from Oxford University (1979), and a J.D. from Columbia Law School (1983). Mr. Schneider currently teaches at New York University School of Law. Mr. Schneider serves as a member of the Safety Committee. Mr. Schneider is the IAM’s designee to the Board of Directors. See “Security Ownership of Certain Beneficial Owners and Management-Special Preferred Stock.”

Duane E. Woerth. Mr. Woerth has been a member of our Board of Directors since May 2014 and previously served on our Board of Directors from June 2009 to October 2010. From October 2010 to December 2013, Mr. Woerth served as U.S. Ambassador to the International Civil Aviation Organization. Mr. Woerth was a co-founder of Sojern, Inc. and served as its Senior Vice President of Airlines Relations from July 2007 to September 2010. From 1999 to 2007, he served as President of the ALPA, the largest airline pilot union in the world. Prior to that, he worked as First Vice President, leading ALPA’s international aviation initiatives from 1991 to 1998. Mr. Woerth also served on the Board of Directors of Northwest Airlines from 1993 to 1999. Additionally, he has over 20 years of pilot experience with Braniff and Northwest Airlines as well as the U.S. Air Force, from which he retired with the rank of Lt. Colonel. During his career, Mr. Woerth led the Department of Transportation (“DOT”) agency review team with special emphasis on the Federal Aviation Administration and was appointed by the DOT to lead one of two teams on aircraft to propose and implement enhanced security measures following the events of September 11, 2001. Mr. Woerth received a B.S. in Accounting from the University of Nebraska (1970) and an M.A. in Public Administration from the University of Oklahoma (1975). Mr. Woerth serves as Chair of the Safety Committee. Mr. Woerth is the ALPA’s designee to the Board of Directors. See “Security Ownership of Certain Beneficial Owners and Management–Special Preferred Stock.”

EXECUTIVE OFFICERS

The following table sets forth the names, ages as of April 1, 2024 and all positions and offices with the Company held by the Company’s present executive officers.

Name	Age	Position(s)
Peter R. Ingram	57	President and Chief Executive Officer of Holdings and Hawaiian
Shannon L. Okinaka	49	Executive Vice President, Chief Financial Officer and Treasurer of Holdings and Executive Vice President and Chief Financial Officer of Hawaiian
Jonathan D. Snook	57	Executive Vice President and Chief Operating Officer of Hawaiian
Aaron J. Alter	66	Executive Vice President, Chief Legal Officer and Corporate Secretary of Holdings and Hawaiian
Avi A. Mannis	48	Executive Vice President and Chief Marketing Officer of Hawaiian
Brent A. Overbeek	53	Executive Vice President and Chief Revenue Officer of Hawaiian

The following is information with respect to the Company’s executive officers other than Mr. Ingram, whose biographical information is included above amongst the directors’ biographies.

Shannon L. Okinaka. Ms. Okinaka has served as the Executive Vice President, Chief Financial Officer and Treasurer of Holdings and Executive Vice President and Chief Financial Officer of Hawaiian since May 2015. Previously, Ms. Okinaka had served as Senior Vice President, Interim Chief Financial Officer and Treasurer of Holdings and Senior Vice President and Interim Chief Financial Officer of Hawaiian from January 2015 to May 2015 and as Hawaiian’s Vice President - Controller from May 2011 to May 2015. Ms. Okinaka joined Hawaiian in September 2005 as Senior Director - Sarbanes Oxley Compliance and Special Projects. Ms. Okinaka received a Bachelor of Business Administration degree in Management Information Systems and Accounting from the University of Hawai‘i at Mānoa (1996).

Jonathan D. Snook. Mr. Snook has served as the Executive Vice President and Chief Operating Officer of Hawaiian since December 2015. Previously, Mr. Snook had served as Interim Chief Operating Officer from October 2015 to December 2015. From March 2015 to September 2015, Mr. Snook worked as an independent consultant. Mr. Snook previously spent over 28 years at AMR Corporation/American Airlines, most recently as its Senior Vice President Customer Service from January 2013 to January 2014 and as its Vice President Operations Planning and Performance from March 2010 to January 2013. Mr. Snook has completed the executive management program at Northwestern University’s Kellogg School of Management.

Aaron J. Alter. Mr. Alter has served as the Executive Vice President, Chief Legal Officer and Corporate Secretary of Holdings and Hawaiian since January 2016. Previously, Mr. Alter was a partner at Wilson Sonsini Goodrich & Rosati, P.C., where he practiced corporate and securities law from 1990 through 2015. Mr. Alter received an A.B. in Economics and East Asian Studies from Harvard University (1979), an M.B.A from the Harvard University Graduate School of Business Administration (1985) and a J.D. from Harvard Law School (1985).

Avi A. Mannis. Mr. Mannis has served as the Executive Vice President and Chief Marketing Officer of Hawaiian since July 2023. Previously, Mr. Mannis had served as Senior Vice President, Chief Marketing and Communications Officer from March 2022 to July 2023, Senior Vice President, Marketing from June 2014 to March 2022, Vice President, Marketing from 2011 to June 2014 and Vice President of Revenue Management and Schedule Planning from 2008 to 2011. Mr. Mannis joined Hawaiian in July 2007 as Senior Director of Transformation. Prior to joining Hawaiian, Mr. Mannis worked at Boston Consulting Group in New York City and Paris, France, and at Christie’s Auction House in New York City. Mr. Mannis received a Bachelor of Arts in Old World Archaeology and Art from Brown University (1997) and an M.B.A. from the University of Pennsylvania’s Wharton School of Business (2003).

Brent A. Overbeek. Mr. Overbeek has served as the Executive Vice President and Chief Revenue Officer of Hawaiian since July 2023. Previously, Mr. Overbeek had served as Senior Vice President, Chief Revenue Officer of

Hawaiian from March 2022 to July 2023, Senior Vice President, Revenue Management and Network Planning from March 2018 to March 2022 and Vice President, Revenue Management and Network Planning from July 2014 to March 2018. Prior to joining Hawaiian, Mr. Overbeek served as Vice President, Revenue Management for Etihad Airways in Abu Dhabi and has also worked for American Airlines. Mr. Overbeek received a Bachelor of Economics degree from the University of California, San Diego (1993).

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction

This Compensation Discussion and Analysis (“CD&A”) discusses our executive compensation policies and programs and the compensation decisions made for 2023 for our chief executive officer, chief financial officer and our other three most highly compensated employees serving as executive officers at year-end. These individuals, referred to in the securities laws as our named executive officers (“NEOs”), are:

•Peter R. Ingram, President and Chief Executive Officer
•Shannon L. Okinaka, Executive Vice President, Chief Financial Officer and Treasurer
•Jonathan D. Snook, Executive Vice President and Chief Operating Officer
•Aaron J. Alter, Executive Vice President, Chief Legal Officer and Corporate Secretary
•Avi A. Mannis, Executive Vice President and Chief Marketing Officer
Structure of CD&A

Our report is organized as follows:

1.    First, we review the business environment and summarize the most significant compensation actions taken for 2023.
2.    We then discuss our compensation process, including our philosophy, and our governance.
3.    Next, we provide an overview of our compensation structure and the elements of executive compensation.
4.    We then describe our severance and change in control benefits.
5.    Finally, we discuss certain other matters, including compensation risk, the results of our 2023 say on pay vote, and tax and accounting treatment of executive compensation.
Business Summary and 2023 Executive Compensation Decisions

Review of 2023 Business Environment

Going into 2023, we continued our recovery from the effects of the pandemic and continued our plan to build a strong foundation for the Company’s future. These foundational steps included preparing for the launch of freight operations with Amazon, launching our new Amadeus passenger service system, installing Starlink internet connectivity on our transpacific flights, and preparing for induction into service of our new Boeing 787-9 aircraft.

Although we continued to face many challenges, we had several important accomplishments in 2023:

•Increased our operations so that we operated at 98% of our 2019 capacity, comprised of 111%, 89%, and 76% capacity on North America, Neighbor Island, and International routes, respectively.

•Resumed international flights between Kona, Hawaiʻi and Tokyo Haneda Airport, and announced a new weekly service between Honolulu, Hawaiʻi and Rarotonga, Cook Islands commencing in May 2023.

•Received ratification of a collective bargaining agreement with the ALPA, meaning that since the pandemic we have entered to and had ratified new collective bargaining agreements with the organizations representing all of our unionized workforce.

•Recognized by Conde Nast’s 2023 Readers Choice Awards as one of The Best Airlines in the United States.

•Recognized in Food & Wine’s Global Tastemaker Awards as the Editor’s Pick for the United States airline with the best food.

•Named by Newsweek as one of the best workplaces for diversity in the Americas.

•Awarded Travel + Leisure’s World’s Best Award as the Best Domestic Airline.

•Initiated critical capital investments in our business to further enhance the customer experience, including facilities (HNL lobby enhancements), a new passenger service system, and in-flight internet connectivity (to be launched in 2024).

•Invested in our people and communities, through the hiring of 900 employees and building talent pipelines with key partners in our communities.

Impact of the Pandemic and CARES Act on our Compensation Decisions

Beginning in early 2020, the COVID-19 pandemic caused an unprecedented disruption in the economy, with particularly severe impacts on the travel industry. During the three years since the start of the pandemic, we have experienced extraordinary volatility in travel demand, as lockdowns and travel restrictions have relaxed, counterbalanced by emerging Delta and Omicron variants.

In 2020 and 2021, we entered into agreements with the U.S. Department of the Treasury with respect to payroll support and loan programs provided under the Coronavirus Aid, Relief, and Economic Security Act, the Consolidated Appropriations Act, 2021 and the American Rescue Plan Act of 2021 (collectively referred to as the “CARES Act”). Among the conditions to participating in these programs were limits imposed on the amount of total compensation that we were permitted to pay certain Company employees, including our NEOs, through April 1, 2023. To comply with these limitations, in prior years we made decisions so that some compensation that would have otherwise been payable to the NEOs was restructured so that such amounts would not be earned and payment would not occur until after expiration of the limits in April 2023. Accordingly, we delayed the grant date for our 2023 equity grants so that they were effective after April 1, 2023. The result of some of the prior year compensation restructuring is that there are amounts shown in our Summary Compensation Table that were paid in 2023 based on CARES Act structuring decisions in prior years.

Evolution of Compensation Programs Since the Start of the Pandemic

2020
•NEOs voluntarily reduced salaries by 25% to 50% from April 1 through September 30

•The Compensation Committee did not make any adjustments to pandemic-impacted awards:
◦2020 annual incentive plan payout of 0%
◦2018-2020 LTI performance plan paid at 0%
◦2019-2021 LTI performance plan was expected to pay at 30%
◦2020-2022 LTI performance plan was expected to pay at 0%

•The Compensation Committee introduces new performance-based RSUs to incent and reward a return to profitability

2021
•Annual Incentives:
◦Introduced Annual Incentive Plan funding governor that would result in no achievement under the corporate performance component if a minimum level of adjusted EBITDAR was not achieved
◦Substituted Cash Flow metric in place of Pre-Tax Margin
◦Introduced 1st half / 2nd half measurement periods for financial metrics (Cash Flow + Cost per Available Seat Mile (“CASM”))
◦Increased weight on customer, operational, and employee metrics

•LTIs:
◦Maintained 50% time-based / 50% performance based LTI mix
◦Substituted Absolute Total Shareholder Return (“TSR”) metric in place of Return on Invested Capital for performance based LTI. In February 2024, the Compensation Committee determined, based on the Company’s performance, that no portion of these awards was earned and all shares subject to the TSR metric were forfeited

2022
•Annual Incentives:
◦Substituted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) metric in place of Cash Flow
◦Continued 1st half / 2nd half measurement periods for financial metrics (EBITDA + CASM)

•LTIs:
◦Maintained 50% time-based / 50% performance based LTI mix
◦Delivered LTI in a combination of cash and equity-denominated awards
◦Performance-based LTI metrics: 50% Absolute EBITDA + 25% Absolute TSR + 25% Strategic Initiatives

2023
•Annual Incentives:
◦Returned to full-year performance measurement periods
◦Increased weight on financial metrics to 50% (EBITDAR + CASM)

•Approved LTI Structure:
◦Reverted to pre-pandemic standard of 100% equity-denominated awards
◦Maintained 50% time-based / 50% performance based LTI mix
◦Performance-based LTI metrics: 50% Absolute EBITDAR + 50% Relative TSR

Compensation Process and Governance

Compensation Philosophy

In 2023, the Compensation Committee worked closely with Pay Governance LLC, an independent compensation consulting firm (“Pay Governance”) and management to design an executive compensation program that emphasized pay-for-performance alignment with the long-term interests of our stockholders. While the design and administration of our compensation program evolves over time, our compensation philosophy reflects several key goals: (i) providing compensation opportunities competitive with organizations with which we compete for executive talent; (ii) rewarding both individual and corporate performance; and (iii) creating incentives to achieve superior financial, operational and guest service performance both in the current year and for the long-term benefit of our business. Generally, in determining the employment terms and compensation for our NEOs, the Compensation Committee reviews publicly available information as described under the subheading “Compensation Market Data” below; assesses our overall financial condition and that of the airline industry; and consults with its independent compensation consultant and with outside executive compensation counsel. When making decisions regarding compensation of NEOs other than our Chief Executive Officer, our Compensation Committee also consults with our Chief Executive Officer. In addition to reviewing available compensation market data, the Compensation Committee may also consider other factors, including each officer’s roles, responsibilities, experience, specific skills and talents, historical performance and potential, as well as how our location and relatively high cost of living impacts our ability to attract and retain critical talent.

The cornerstone of our executive compensation program is pay-for-performance and therefore most of our NEOs’ compensation opportunity is performance-based or “at risk.” The primary objectives of our compensation programs, including our executive compensation program, are to attract, retain and motivate the best people available to help the Company achieve its long-term goals and objectives. Our executive compensation program rewards achieving goals set for the Company and those set for individual executives. We reward performance that meets or surpasses these established goals to align the interests of our executives with the long-term interests of our stockholders and to provide adverse consequences when goals are not achieved. We also seek to ensure that the total compensation opportunity provided to our executives remains competitive relative to the compensation paid to similarly situated executives in the market and among our peer companies, considering the relatively high cost of living and challenges of attracting individuals and their families to the Company, often from a considerable distance.

Compensation Advisers

The Compensation Committee is responsible for setting NEO compensation and engages Pay Governance to assist it in executive compensation matters. Pay Governance provides no other services to the Company besides its service to the Compensation Committee. The Compensation Committee considered the independence of Pay Governance under Nasdaq Rules and SEC rules and determined there was no conflict of interest which would affect the independence of Pay Governance’s advice to the Compensation Committee.

The Compensation Committee is also regularly advised by the Company’s primary corporate outside legal counsel, Wilson Sonsini Goodrich & Rosati, P.C. (“Wilson Sonsini”). The Compensation Committee considered the independence of Wilson Sonsini under Nasdaq Rules and SEC rules and determined there was no conflict of interest which would affect the independence of Wilson Sonsini’s advice to the Compensation Committee.

The Compensation Committee reassesses the independence of its advisers on an annual basis.

Compensation Market Data

In November 2022, the Compensation Committee reviewed a market positioning study conducted by Pay Governance, and considered the information provided in this study when it established 2023 compensation levels for the NEOs. Although this market data was considered, no compensation decisions were based solely on benchmarking to a particular level of compensation. In making these determinations, the Compensation Committee also considered data from (1) an “industry” peer group of nine similarly-sized airlines and other companies in the transportation industry; (2) transportation industry survey data covering executive and other industry-specific roles; (3) general industry survey data derived from similarly-sized and other companies; and (4) national cost of living data. Pay Governance also regularly reported to the Compensation Committee regarding actions taken by other airlines and companies affected by both the pandemic and the CARES Act with respect to compensation and retention matters so that the Compensation Committee could take into account this information.

We consider these nine companies to be our industry peers: Air Canada, Air Transport Services Group Inc., Alaska Air Group, Inc., Allegiant Travel Company, Atlas Air Worldwide Holdings (acquired in March 2023), Hub Group Inc., JetBlue Airways Corporation, SkyWest, Inc., and Spirit Airlines, Inc. The Compensation Committee also considered compensation data from four other major independent airlines in the United States: American Airlines Group, Inc., Delta Airlines, Inc., Southwest Airlines Co., and United Airlines Holdings, Inc., for benchmarking pay practices and company performance. The Compensation Committee recognizes these airlines are substantially larger than the Company, so the Compensation Committee did not rely upon compensation data from this group of companies to benchmark NEO pay.

Finally, the Compensation Committee reviews state of Hawaiʻi compensation trends by monitoring the executive compensation practices and pay levels at four publicly-traded Hawaiian companies: Alexander and Baldwin Inc., Bank of Hawai‘i Corporation, Hawaiian Electric Industries, Inc., and Matson, Inc.

Role of Management

The Chief Executive Officer makes recommendations to the Compensation Committee as to the base salary and incentive compensation of all executive officers other than himself which the Compensation Committee considers in its deliberations. The Compensation Committee annually reviews the base salary of the Chief Executive Officer which may be increased by the Compensation Committee in its sole discretion. Other than the Chief Executive Officer, no executive officer participates in setting compensation for our NEOs, although our Chief Financial Officer and Senior Vice President-Human Resources assist by providing relevant financial performance and historical compensation data to the Compensation Committee for their consideration in deciding upon executive compensation.

Good Compensation Governance Practices

Our Compensation Committee is committed to implementing good executive compensation governance practices as appropriate for our business. The following are examples of some of our good compensation governance practices and some important things we do not do.

Things We Do	Things We Don’t Do
Annual “Say on Pay” advisory vote	No single trigger equity acceleration
Cap the upside potential for our annual incentive compensation payouts	No golden parachute excise tax gross ups
Stock ownership and share retention guidelines for our executive officers and non-employee directors	No excessive perquisites for officers
A substantial portion of our executive officers’ equity awards are subject to performance-based vesting, including a component based on total shareholder return	No pledging, hedging, short sales, or trades in derivative securities of our shares allowed
Compensation Committee directly engages an independent compensation consultant who does no other work for the Company
Annual assessment of compensation related risk
Clawback policy so the Company may recover certain compensation in the event of certain financial restatements
Compensation Recovery Policy (Clawback)

On the recommendation of the Compensation Committee, the Board of Directors adopted our “Recoupment Policy Relating to Incentive Compensation of Participants” (the “Pre-2023 Policy”) for any bonus or incentive compensation paid after January 1, 2009. Under this clawback policy, if any incentive compensation paid to a participant in our annual incentive plan, including executive officers, was calculated based on the achievement of financial results that were later required to be restated, and, if the individual executive officer engaged in any fraud or misconduct that caused or contributed to the need for such restatement, the Board of Directors will require reimbursement, in all appropriate cases, from the executive officer of any portion of the incentive compensation that exceeds the amount that would have been awarded had the financial results been properly reported, as determined by the Board of Directors or a committee thereof. The Pre-2023 Policy does not authorize recovery of any incentive compensation awarded more than two years prior to the date of the applicable financial restatement.

In November 2023, our Board of Directors, at the recommendation of the Compensation Committee adopted a Compensation Recovery Policy that furthers our pay-for-performance philosophy and satisfies the new Nasdaq listing standards regarding clawback policies (the “2023 Recovery Policy”). The 2023 Recovery Policy provides for the recoupment of certain incentive-based compensation in the event the Company is required to restate its financial statements due to the Company’s material noncompliance with any financial reporting requirements under the securities laws. A key difference between the Pre-2023 Policy and the 2023 Recovery Policy is that the 2023 Recovery Policy applies without regard to whether an executive officer engaged in fraud or misconduct.

Determination of Equity-Based Award Grant Dates

The Compensation Committee has discretion to determine the time and amount of any equity-based awards but has generally granted equity-based compensation (i) shortly after a new executive’s start date; and (ii) once per year under the Company’s stock incentive plan. For discretionary equity-based awards to NEOs other than the Chief Executive Officer, awards are recommended by the Chief Executive Officer to the Compensation Committee for its consideration and approval. The Compensation Committee endeavors to avoid granting equity-based awards in advance of the release of news that might affect the price of our Common Stock.

Structure of Compensation and Compensation Elements

Long-Term Incentive
Element	Base Salary	Annual Incentive Plan	Time-Based Restricted Stock Units	Performance-Based Restricted Stock Units	Other Compensation
Description	Ongoing cash compensation	Annual cash bonus payable with target amounts split between individual and company performance. Ranges between 0% and 200% of target	Awards vest in three annual tranches	Awards are earned over a three-year period and range between 0% and 200% of the target amount. If not employed on the date that vesting is determined, generally no right to payment	Minimal perquisites Travel privileges in line with industry norms Competitive severance and change-in-control benefits
Purpose	Attract and retain talent Designed to be market competitive and provide a stable level of income	Motivate achievement of short-term individual and Company objectives	Provide an element of compensation to enhance retention and align compensation with stockholder interests	Motivate long-term focus on financial results, enhance retention, and align compensation with stockholder interests	Attract and retain talent through industry-competitive perquisites and benefits
Who Receives	All officers, including NEOs
When Determined and Paid	Reviewed annually and paid throughout year	Target opportunities reviewed annually; earned awards paid in Q1 of the following year	Target opportunities reviewed annually; award vests ratably in Q1 of each of three following years	Target opportunities reviewed annually, to the extent earned in Q1 after a three-year performance period	Reviewed regularly; flight benefits paid throughout year with severance and change in control benefits paid in the event of certain terminations of employment
How Delivered	Cash		Cash and/or Equity		Various
Performance/Vesting Measurement Period	Not applicable	One year	Three annual tranches	Three-year measurement period
Performance Measured	Individual performance aligned with business strategy	Scorecard with elements addressing financial and operational performance as well as an individual performance element		Combination of Absolute Adj. EBITDAR and Relative TSR (with potential Absolute TSR enhancement)

The Compensation Committee exercises its judgment to allocate total compensation among the foregoing elements in order to provide the appropriate mix of long-term/short-term and cash/non-cash compensation. Factors the Compensation Committee considers in making this determination include overall market competitiveness; the motivational value our executives place on the various forms of compensation; the tax, economic and financial impact associated with providing such compensation; and whether providing such compensation will help us achieve our long-term corporate objectives.

Annual Base Salary

Base salaries for our NEOs generally are designed to be competitive in the marketplace for executives of comparable talent and experience, are based on each named executive officer’s responsibilities and are subject to adjustment based upon individual and Company performance. The base salary of each NEO for 2022 and 2023 is listed below.

Named Executive Officer	2022 Base Salary	2023 Base Salary
Peter R. Ingram, President and Chief Executive Officer	$745,000	$775,000
Shannon L. Okinaka, Executive Vice President, Chief Financial Officer and Treasurer	525,000	550,000
Jonathan D. Snook, Executive Vice President and Chief Operating Officer	560,000	570,000
Aaron J. Alter, Executive Vice President, Chief Legal Officer and Corporate Secretary	475,000	485,000
Avi A. Mannis, Executive Vice President and Chief Marketing Officer	390,000	440,000

Short-Term Incentive Compensation

Short-term incentive compensation is based on an annual performance incentive plan. 2023 annual performance incentives were designed based on our 2016 Management Incentive Plan (the “2016 Incentive Plan”), which was approved by stockholders at our 2016 annual meeting of stockholders.

The Compensation Committee, Chief Executive Officer, Chief Financial Officer and Senior Vice President-Human Resources, with advice from Pay Governance, collaborated in determining the financial and non-financial performance criteria to be used for the Company’s annual incentive compensation plan. In 2023, the achievement of financial and non-financial corporate performance goals was weighted 50% for corporate financial performance goals and 50% for corporate non-financial performance goals. Attainment of corporate and individual performance goals at 100% of the target level would cause payment of the NEOs’ bonuses at the target level, and payments would be adjusted for achievement above or below the target levels under the plan.

In 2023, Mr. Ingram’s individual performance was weighted at 20% and corporate performance was weighted at 80%, while the remainder of our NEOs had their individual performance weighted at 25% and corporate performance weighted at 75%. The maximum any of our NEOs could potentially earn was 200% of his or her target incentive.

The financial goals selected were established based on cost measures and a continued path to profitability and reflect our then-current expectations based on the Company’s plans. The non-financial performance measures address employee sentiment measures designed to better assess how well the Company’s purpose and values have been embedded into our culture, customer satisfaction, and operational results measured by on-time performance and baggage handling to measure our performance against the Company’s monthly operational goals.

The performance goals and the 2023 targets established by the Compensation Committee are described in the tables below, including the relative weight given each category.

Category	Weight	Measurement Period	Threshold	Target (100% Payout)	Maximum	Actual
Financial Performance Goals

Cost per Available Seat Mile, excluding fuel and special items (CASM)	20%	FY2023	11.33¢	10.74¢-10.95¢	<10.41¢	11.05¢
Adjusted EBITDAR (in millions)	30%	FY2023	($120)	($20)-$30	≥$110	($24.4)
Non-Financial Performance Goals
Customer Satisfaction [Net Promoter Score]	15%	FY2023	42.6	51.5-55.4	>63.3	37
Employee Sentiment 1 Familiar with Company Values [Na Leo Score]	7.5%	FY2023	60	82-85	>99	84
Employee Sentiment 2 Live the Company Values [Na Leo Score]	7.5%	FY2023	36	56-65	>80	59
On-Time Arrivals (# of Months Ranked #1) [Compared to other carriers]	10%	Nov22-Oct23	1	4-7	12	3
Handling (Baggage Irregularity Reports) [Avg. of monthly scorecard]	10%	Jan23-Dec23	4.75	2.76-3.25	<2.0	*
*Each month the monthly Baggage Irregularity Report result was evaluated based on this scale to get a score for the month. The average of those monthly scores was .146 and that factored into the weighted average result.

Cost per available seat mile, excluding fuel and special items, can be calculated by subtracting aircraft fuel, and special items from operating expenses, each as reported in the financial statements in the Company’s Annual Report, filed on February 15, 2024, and dividing by available seat miles. Adjusted EBITDAR is the Company’s earnings before interest, taxes, depreciation, amortization and aircraft rent, and can be calculated by adding the Company’s interest expense, depreciation, amortization and aircraft rent expense to its adjusted income before income taxes, each as reported in the financial statements in the Company’s Annual Report, filed on February 15, 2024, and excluding costs associated with new collective bargaining agreements, special items and adjustments reported in earnings releases, and any payments to be made under the 2023 incentive payment plans.

The weighted average result of the metrics described above was 68%, resulting in the Company portion of the annual incentive compensation plan being earned at 68%.

On December 3, 2023, we announced our entry into an Agreement and Plan of Merger, dated as of December 2, 2023 (the “Merger Agreement”), by and among Alaska Air Group, Inc. (“Alaska”), Marlin Acquisition Corp. (“Merger Sub”) and us. The Merger Agreement provides for Merger Sub to be merged with and into us, and we survive as a wholly owned subsidiary of Alaska (the “Merger”). In connection with the Merger, we held a special meeting of stockholders on February 16, 2024, at which our stockholders adopted the Merger Agreement and approved, on a non-binding, advisory basis, the compensation that will or may become payable by us to our named executive officers in connection with the Merger. As described in the proxy statement for the special meeting, the Merger Agreement provides that the vesting of all long-term incentive awards outstanding on the date we entered into the Merger Agreement would be accelerated immediately prior to the closing of the Merger. No long-term incentive awards that were granted after the date we entered into the Merger Agreement will be accelerated in connection with the Merger, although they will be subject to the “double trigger” protections described below. In connection with tax planning related to the Merger, a portion of the annual incentive was paid in December 2023 based on a conservative estimate of potential outcomes and the remainder was paid after the Compensation Committee’s final determination of results.

The Compensation Committee evaluated the individual performance of our Chief Executive Officer based on its review of Mr. Ingram’s performance relative to the Company’s strategic objectives and the Company’s overall performance. The Chief Executive Officer established the criteria upon which to evaluate the individual performance of each of the other NEOs. Individual objectives for each of the NEOs other than the Chief Executive Officer reflect each NEO’s departmental and corporate responsibilities. Ms. Okinaka’s individual performance objectives were related to the Company’s financial performance. Mr. Snook’s individual performance objectives were related to the Company’s operational performance. Mr. Alter’s individual performance objectives were related to the Company’s law department, government affairs and corporate real estate operations. Mr. Mannis’s individual performance objectives were related to the Company’s marketing operations.

Regarding individual performance, Mr. Ingram evaluated each other NEO’s performance during 2023 and recommended overall individual performance scores to the Compensation Committee for approval based on his assessment of each NEO’s performance relative to his or her individual objectives. The score for Mr. Ingram was based on the Compensation Committee’s assessment of Mr. Ingram’s overall performance, considering the Company’s performance relative to its peers.

Based on his or her individual performance scores and the Company’s performance relative to the financial and non-financial corporate performance goals, each NEO’s preliminary annual incentive was calculated as shown in the Summary Compensation Table below.

Long-Term Incentive Compensation

The Compensation Committee believes that LTI awards help to effectively align economic rewards to our executives with the interests of our stockholders. For 2023, because the limitations of the CARES Act restrictions expired in early April, we returned to our historical practice of the Compensation Committee granting entirely equity-based awards to our NEOs after considering the recommendations of our Chief Executive Officer (except regarding his own awards).

2023 Long-Term Incentive Compensation

The Compensation Committee, following consultation with Pay Governance, made LTI grants to all executives in February and April 2023, with the value of such grants based on its view of comparative market data, the performance of the executive, and for individuals other than our CEO, the recommendations of our CEO.

Named Executive Officer	2022 LTI Amount	2023 LTI Amount
Peter R. Ingram, President and Chief Executive Officer	$2,625,000	$3,000,000
Shannon L. Okinaka, Executive Vice President, Chief Financial Officer and Treasurer	1,000,000	1,050,000
Jonathan D. Snook, Executive Vice President and Chief Operating Officer	1,000,000	1,050,000
Aaron J. Alter, Executive Vice President, Chief Legal Officer and Corporate Secretary	850,000	870,000
Avi A. Mannis, Executive Vice President and Chief Marketing Officer	475,000	700,000*
*Mr. Mannis received LTI grants totaling $520,000 in the Compensation Committee’s February 2023 meeting and received additional grants in connection with his promotion to result in the figure shown.

Consistent with our historical practice and philosophy, 50% of 2023 LTI awards were subject to performance-based vesting conditions, with the remaining 50% subject to time-based conditions. The Compensation Committee determined to move to using two financial performance metrics for 2023 LTI awards as follows:

•Further incenting a long-term focus on profitability is important for shareholder value creation. The measures based on absolute profitability will pay out at the maximum level only if the Company exceeds pre-COVID profitability.

•Continued use of TSR ensures alignment with stockholders but for 2023, we shifted from assessing our absolute TSR to measuring our TSR against airline peers.

The performance-based component of the LTI become eligible to vest at the first regularly scheduled Compensation Committee meeting in 2025 assuming continued employment through such date.

Overview of 2023 Long-Term Incentive Program

50% Performance-Based LTI Awards vest, to the extent earned, after conclusion of the 3-year performance period, assuming continued service through the vesting date		50% Time-Based LTI Awards vest ratably over 3-years
50% Absolute Profitability	50% Relative TSR	100% Service-Based Vesting
•Rewards for achieving path to profitability
•Target performance corresponds with achieving a level of adjusted EBITDAR that we believed would be challenging yet possible to achieve with focused execution

•Rewards for continued stock price recovery
•Ranking in the 4th or 5th of the 10 total carriers will result in performance around target
•There is an additional potential enhancement if the Company's absolute TSR exceeds 20% as described below
•Supports retention •RSU portion of award supports alignment with shareholders through stock price performance

Absolute Profitability (50% of Target Performance-Based LTI)

As we continue to recognize the importance of successfully progressing along the path to profitability, all of our 2023 performance-based LTIs are to be earned based on delivering financial results on behalf of shareholders. In support of this, in 2023 we moved from our 2022 EBITDA metric to a metric that also excludes aircraft rental expense because it more accurately reflects underlying airline financial performance by avoiding the potential distortions of changes in aircraft financing mix between lease and debt financing.

Relative TSR (50% of Target Performance-Based LTI)

The Compensation Committee wanted to balance long-term performance yet still ensure that there was a tie between pay and performance for each of the three years during the performance period, so 20% of the portion based on relative TSR is to be measured as to each of 2023, 2024, and 2025 (totaling 60%) and the remaining 40% is measured over the entire 3 year period (we refer to the 4 periods as measurement periods). For each of the 4 measurement periods, for purposes of the TSR calculation, TSR is defined as the ending share price plus cumulative dividends paid, minus the beginning share price, divided by the beginning share price. The beginning share price is based on the Company’s volume-weighted average price for the 30 consecutive trading days ending December 31 of the year ending prior to the start of the performance period and the ending share price will be the volume-weighted average price for the 30 consecutive trading days ending on December 31 of the relevant performance period. The quotient of that calculation will then be compared to the same result for each of the following 9 U.S. passenger airlines (Alaska Airlines, Southwest Airlines, Allegiant Air, United Airlines, American Airlines, Sun Country, Delta Air Lines, Frontier, and JetBlue) and our ranking in such comparison will determine the payout result based on the following table:

Rank	Percentile	% of Shares Earned
1	100%	200%
2	89%	178%
3	78%	156%
4	67%	134%
5	56%	112%
6	44%	88%
7	33%	66%
8	22%	44%

9	11%	22%
10	0%	0%

Once the determination of the result of each of the absolute profitability metric and relative TSR metric is determined, if the Company’s annualized TSR for the entire performance period is greater than 20%, an additional 50 percentage points will be added, with the total percentage eligible to earned not to exceed 200% or target.

Perquisites and Other Personal Benefits

Our executives are entitled to the general benefits available to all employees (including our health and welfare benefit plans). Additionally, our NEOs are eligible for certain additional benefits the Compensation Committee believes are reasonable and consistent with market norms. These include an executive long-term disability plan, travel privileges on non-chartered flights, and limited reimbursement of certain taxes imposed on the value of these flight benefits. See the footnotes to the Summary Compensation Table below for additional details.
Retirement and Post-Employment Benefits

The Compensation Committee believes that severance and change in control benefits provide a valuable retention tool for its NEOs. Accordingly, we offer limited arrangements that provide certain post-employment benefits to properly plan for and alleviate concerns that may arise in the event of a separation from service and to enable our executive officers to remain focused on their Company duties while employed by us. These benefits include company contributions under our retirement savings plan, severance and change-in-control agreements, and post-retirement travel benefits.

Double-Trigger Vesting Acceleration

The Company offers change in control benefits in order to provide each NEO with an incentive to remain with the Company through a potential period of uncertainty in connection with a change-in-control transaction. LTI awards granted to our NEOs will accelerate vesting only if termination of employment occurs in certain circumstances in anticipation of or following a change in control, or a “double-trigger,” and do not provide for “single-trigger” change-in-control vesting. As described above, the terms of the Merger Agreement result in acceleration of vesting of certain LTI awards immediately prior to the closing of the Merger.

Severance Benefits for Named Executive Officers

In December 2016, the Compensation Committee approved severance and change in control agreements with each of our NEOs (each, a “Severance Agreement” and collectively, the “Severance Agreements”). Each Severance Agreement has a three-year term from its effective date and renews automatically for additional one-year terms unless either party provides the other party with written notice of nonrenewal at least 60 days prior to automatic renewal. When he assumed the role of CEO in 2018, Mr. Ingram’s severance benefits were enhanced as described below.

Under the Severance Agreements, if, within the period beginning three months prior to and ending 18 months following a change in control, a NEO’s employment with the Company is terminated by the Company for a reason other than cause, death, or disability, or the executive terminates his or her employment with the Company for good reason, then, subject to the effectiveness of a release of claims in a form acceptable to the Company, such NEO will receive these benefits:

(i) A lump sum payment equal to 24 months of his or her base salary (36 months for Mr. Ingram);
(ii) A lump sum payment equal to 200% of his or her target annual bonus (300% for Mr. Ingram);
(iii) A pro-rated annual bonus for the year of termination equal to the annual bonus that the executive would have received based on corporate achievement against goals with any portion based on individual performance determined at the target level;

(iv) In lieu of subsidized COBRA or other benefits, and payable whether or not the executive elects COBRA coverage, continued payments of $3,000 per month for 24 months; and
(v) 100% of all outstanding LTI awards granted to the executive will immediately vest. If an outstanding LTI award is based on performance criteria, then the equity award will vest as to 100% of the LTI award assuming the performance criteria have been achieved at target levels for the performance period(s), unless otherwise provided in the agreement relating to such award.

Under the Severance Agreements, if the NEO’s employment is terminated by the Company for a reason other than cause, death, or disability or the executive terminates his or her employment for good reason and such termination does not occur within the period beginning three months prior to and ending 18 months following a change in control, then, subject to the effectiveness of a release of claims in a form acceptable to the Company, such NEO will receive these benefits:

(i) A lump sum payment equal to 12 months of his or her base salary;
(ii) A pro-rated annual bonus for the year of termination determined as described above; and
(iii) In lieu of subsidized COBRA or other benefits, and payable whether or not the executive elects COBRA coverage, continued payments of $3,000 per month for 12 months.

The benefits payable to each named executive upon termination or a change in control under their agreements as if the event occurred on December 31, 2023 are reported under the heading “Potential Payments Upon Termination or Change in Control,” below.

Stock Ownership Guidelines; Policies Against Hedging the Risk of Stock Ownership

In February 2011, the Company adopted stock ownership guidelines to further align the interests of the Company’s executive officers and non-employee directors with the interests of the Company’s stockholders. Each executive officer is expected to accumulate and hold a number of shares of the Company’s Common Stock with a value equal to or greater than the lesser of (i) a specified multiple of his or her annual base salary; and (ii) the number of shares determined by dividing the dollar amount of that specified multiple by the closing sales price of the Company’s Common Stock on February 7, 2011 for individuals who were executive officers on such date (or the closing price on the first day they became executive officers if they were not executive officers on that date), and to maintain at least this amount throughout his or her tenure as an executive officer. In November 2022, the Chief Executive Officer multiple was increased from 3 times base salary to 5 times base salary. The base salary multiples are:

Executive Officer Category	Base Salary Multiple
Chief Executive Officer	5 times base salary
Executive Vice Presidents	2 times base salary
Senior Vice Presidents	1 times base salary

These guidelines also apply to any newly hired executive officers.

Our non-employee directors are expected to accumulate and hold a number of shares of the Company’s Common Stock with a value equal to or greater than the lesser of (i) three times his or her annual retainer for service on the Board of Directors (excluding additional retainers associated with committee or chairman service, if any); and (ii) the number of shares determined by dividing the dollar amount determined in (i) by the closing sales price of the Company’s Common Stock on February 7, 2011 for individuals who were non-employee directors on such date (or the closing price on the first day they became non-employee directors if they were not non-employee directors on that date), and to maintain this minimum amount throughout his or her tenure on the Board of Directors. Similar guidelines apply to any newly elected non-employee directors.

The stock ownership guidelines are expected to be achieved within five years from the date service commences for new executive officers and non-employee directors. Until the guidelines are achieved, our executive officers and non-employee directors must retain at least 50% of the net after-tax shares received from the delivery of full-value awards. Each of our NEOs is in compliance with the stock ownership guidelines.

Our insider trading policy prohibits our directors, officers and other employees from engaging in short sales and transactions in publicly-traded options, such as puts and calls, and other derivative securities of the Company’s stock, including hedging their ownership of Company securities or similar transactions designed to decrease the risks associated with holding Company securities. Stock options, stock appreciation rights and other securities issued pursuant to our benefit plans or other compensatory arrangements with us are not subject to this prohibition. Our insider trading policy also prohibits pledging our shares as security for a loan.

Risk Assessment

The Compensation Committee regularly evaluates the potential risks inherent in the Company’s executive and non-executive compensation programs. Most recently, in May 2023, the Compensation Committee evaluated the Company’s executive and non-executive compensation programs, in discussions with management, Pay Governance and Wilson Sonsini and concluded that:

•Incentive plans are well-aligned with compensation design principles that generally follow best practices;
•Compensation plans and policies are evaluated at least annually and monitored by an independent compensation committee with the authority to amend or terminate such plans or policies at any time;
•The Compensation Committee avails itself of independent advisors, who report directly to the Compensation Committee to assist in the oversight function;
•Management incentives (cash and equity) have capped potential award opportunities for all participants and plan performance measures emphasize financial and operation metrics to create a balanced approach to paying incentives;
•The Company’s equity incentive plans are carefully managed as to participation, allocation of individual awards, and equity expenditure rates;
•Equity awards have multi-year vesting periods with performance vesting criteria on one-half the new equity awards;
•Severance plans are closely managed and do not provide excessive benefits;
•Stock ownership and retention guidelines exist to encourage management and non-employee director ownership in the Company and alignment of their interests with those of stockholders; and
•A clawback provision exists with respect to the incentive compensation in the event of a financial restatement if the amounts that were actually paid exceed the amounts payable under the restated results.

Based on this analysis, the Compensation Committee determined that the Company’s compensation policies and programs were not likely to create risks that would have a material adverse effect on the Company.

2023 Say-on-Pay Advisory Vote; Frequency of Say-on-Pay Advisory Vote

On May 17, 2023, we held a stockholder advisory vote to approve the compensation of our NEOs, commonly referred to as a “Say-on-Pay” vote. Our stockholders approved the compensation of our NEOs, with approximately 88.14% of stockholder votes cast “for” our 2023 “Say-on-Pay” resolution. This result was considered by the

Compensation Committee as it prepared for and participated in its shareholder outreach and engagement efforts. We currently plan to hold a “Say-on-Pay” vote, on an advisory basis, annually and expect that the next “Say-on-Pay” vote will occur at the 2025 Annual Meeting of Stockholders.
Tax and Accounting Treatment

Section 162(m)

Under Section 162(m) of the Internal Revenue Code of 1986, as amended and related regulations of the Internal Revenue Service, the Company generally receives a federal income tax deduction for compensation paid to our Chief Executive Officer and our other NEOs only with respect to amounts up to $1 million during any year. Favorable tax treatment of the elements of our compensation program is a relevant consideration in their design. However, the Company and the Compensation Committee have placed a higher priority on structuring flexible compensation programs to promote the recruitment retention and performance of key executives than on maximizing tax deductibility.

Accounting Treatment

The Company accounts for stock-based compensation under the requirements of ASC 718. The Company also considers ASC 718 and other generally accepted accounting principles in determining changes to policies and practices for its stock-based compensation programs.

Compensation Committee Report

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis, which appears in this Proxy Statement, with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee Crystal K. Rose, Chairperson Michael E. McNamara Craig E. Vosburg Richard N. Zwern
April 1, 2024

Summary Compensation Table

The following Summary Compensation Table sets forth certain information regarding compensation paid during the fiscal years ended December 31, 2023, 2022, and 2021, as applicable, to (1) the Chief Executive Officer, (2) the Chief Financial Officer, and (3) the three most highly compensated executive officers, for fiscal year 2023, other than the individuals serving as our Chief Executive Officer and Chief Financial Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)
Peter R. Ingram	2023	771,250	—	2,973,790	734,847	45,463(3)	4,525,350
President and Chief	2022	736,250	—	1,460,368	756,276	42,760	2,995,654
Executive Officer	2021	675,000	—	1,944,900	430,120	41,633	3,091,653

Shannon L. Okinaka	2023	546,875	—	1,040,822	362,988	47,335(4)	1,998,020
Executive Vice President,	2022	518,750	—	619,419	336,539	43,632	1,518,340
Chief Financial Officer and Treasurer	2021	475,000	—	767,717	281,078	41,348	1,565,143

Jonathan D. Snook	2023	568,750	—	1,040,822	432,250	43,972(5)	2,085,794
Executive Vice President and	2022	555,000	—	848,697	514,762	41,832	1,960,291
Chief Operating Officer	2021	520,000	—	998,048	491,600	41,215	2,050,863

Aaron J. Alter	2023	483,750	—	862,400	298,413	40,533(6)	1,685,096
Executive Vice President,	2022	470,625	—	619,643	305,318	43,417	1,439,003
Chief Legal Officer and	2021	440,000	—	639,777	363,900	41,909	1,485,586
Corporate Secretary

Avi A. Mannis	2023	421,250	—	717,734	232,767	44,817(7)	1,416,568
Executive Vice President and
Chief Marketing Officer

(1)    Represents the grant date fair value of service and performance-based RSU awards, as calculated in accordance with FASB ASC 718, and reflects the aggregate grant date fair value of the 2023 performance-based RSUs granted based on their probable outcome. If the performance-based awards were earned at maximum, the grant date fair value would be as described in the “Maximum Grant Date Fair Value” table below.

Named Executive Officer	Maximum Grant Date Fair Value
Peter R. Ingram	$4,552,389
Shannon L. Okinaka	1,593,329
Jonathan D. Snook	1,593,329
Aaron J. Alter	1,320,194
Avi A. Mannis	1,085,558
(2)    The dollar amounts reported, for the years 2022 and 2021, were earned during the year, but paid in the following year. For 2023, the dollar amount was earned and paid during the year.
(3)    This amount includes (i) the Company’s contributions to Mr. Ingram’s 401(k) savings account, (ii) paid insurance premiums, (iii) reimbursement of taxes related to flight benefits in the amount of $1,538, and (iv) the aggregate incremental cost to the Company of such flight benefits.

(4)    This amount includes (i) the Company’s contributions to Ms. Okinaka’s 401(k) savings account, (ii) paid insurance premiums, (iii) reimbursement of taxes related to flight benefits in the amount of $3,645, and (iv) the aggregate incremental cost to the Company of such flight benefits.
(5) This amount includes (i) the Company’s contributions to Mr. Snook’s 401(k) savings account, (ii) paid insurance premiums, (iii) reimbursement of taxes related to flight benefits in the amount of $47, and (iv) the aggregate incremental cost to the Company of such flight benefits.
(6) This amount includes (i) the Company’s contributions to Mr. Alter’s 401(k) savings account, (ii) paid insurance premiums, (iii) reimbursement of taxes related to flight benefits in the amount of $1,753, and (iv) the aggregate incremental cost to the Company of such flight benefits.
(7) This amount includes (i) the Company’s contributions to Mr. Mannis’s 401(k) savings account, (ii) paid insurance premiums, (iii) reimbursement of taxes related to flight benefits in the amount of $2,800, and (iv) the aggregate incremental cost to the Company of such flight benefits.
Grants of Plan-Based Awards in Fiscal Year 2023

The following table shows information regarding grants of awards that we made during the fiscal year ended December 31, 2023 to each of the executive officers named in the Summary Compensation Table.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards		Estimated Future Payouts under Equity Incentive Plan Awards			Grant Date Fair Value of Stock Awards(1)
		Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	($)
Peter R. Ingram	4/6/2023(2)	—	—	—	163,755	—	1,395,193
	4/6/2023(3)	—	—	—	81,878	163,755	740,996
	4/6/2023(4)	—	—	—	81,877	163,755	837,602
		930,000(5)	1,860,000(5)	—	—	—	—
Shannon L. Okinaka	4/6/2023(2)	—	—	—	57,314	—	488,315
	4/6/2023(3)	—	—	—	28,657	57,314	259,346
	4/6/2023(4)	—	—	—	28,657	57,314	293,161
		412,500(5)	825,000(5)	—	—	—	—
Jonathan D. Snook	4/6/2023(2)	—	—	—	57,314	—	488,315
	4/6/2023(3)	—	—	—	28,657	57,314	259,346
	4/6/2023(4)	—	—	—	28,657	57,314	293,161
		570,000(5)	1,140,000(5)	—	—	—	—
Aaron J. Alter	4/6/2023(2)	—	—	—	47,489	—	404,606
	4/6/2023(3)	—	—	—	23,745	47,489	214,892
	4/6/2023(4)	—	—	—	23,744	47,489	242,901
		363,750(5)	727,500(5)	—	—	—	—
Avi A. Mannis	4/6/2023(2)	—	—	—	28,384	—	241,832
	4/6/2023(3)	—	—	—	14,192	28,384	128,438
	4/6/2023(4)	—	—	—	14,192	28,384	145,184
	7/1/2023(6)	—	—	—	9,772	—	108,078
	7/1/2023(7)	—	—	—	4,886	9,772	44,218
	7/1/2023(8)	—	—	—	4,886	9,772	49,984
		330,000(5)	660,000(5)

(1) This column reports the fair value of each RSU grant calculated in accordance with ASC 718.
(2) As described in the “Compensation Discussion and Analysis” section above, each NEO was granted service-based RSUs on April 6, 2023 pursuant to the Company’s 2015 Stock Incentive Plan that typically vest at the rate of one third per year beginning on the first anniversary of the date of grant.

(3) As described in the “Compensation Discussion and Analysis” section above, each NEO was granted RSUs on April 6, 2023 pursuant to the Company’s 2015 Stock Incentive Plan that are subject to performance and market-based vesting and can be earned, subject to satisfying the performance metric, from 0% to 200% of the target number of shares. These RSUs vest subject to the performance of the Company’s TSR and adjusted EBITDAR. Adjusted EBITDAR is the Company’s earnings before interest, taxes, depreciation, amortization and aircraft rent, and can be calculated by adding the Company’s interest expense, depreciation, amortization and aircraft rent expense to its adjusted income before income taxes, each as reported in the financial statements in the Company’s Annual Report on Form 10-K, filed with the SEC on February 15, 2024, and excluding costs associated with new collective bargaining agreements, special items and adjustments reported in earnings releases, and any payments to be made under the 2023 incentive payment plans.
(4) As described in the “Compensation Discussion and Analysis” section above, each NEO was granted RSUs on April 6, 2023 pursuant to the Company’s 2015 Stock Incentive Plan that are subject to performance and market-based vesting and can be earned, subject to satisfying the performance metric, from 0% to 200% of the target number of shares. These RSUs vest subject to the performance of the Company’s profitability.
(5) Reports the target and maximum bonus that each NEO was eligible to earn under the annual incentive plan in 2023 pursuant to the Company’s 2016 Management Incentive Plan. Actual awards earned under the annual incentive plan in 2023 are reported under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, above.
(6) In connection with his promotion and as described in the “Compensation Discussion and Analysis” section above, Mr. Mannis was granted service-based RSUs on July 1, 2023 pursuant to the Company’s 2015 Stock Incentive Plan that will vest at the rate of one third per year beginning on February 1, 2024.
(7) In connection with his promotion and as described in the “Compensation Discussion and Analysis” section above, Mr. Mannis was granted RSUs on July 1, 2023 pursuant to the Company’s 2015 Stock Incentive Plan that are subject to performance and market-based vesting and can be earned, subject to satisfying the performance metric, from 0% to 200% of the target number of shares. These RSUs vest subject to the performance of the Company’s TSR and adjusted EBITDAR.
(8) In connection with his promotion and as described in the “Compensation Discussion and Analysis” section above, Mr. Mannis was granted RSUs on July 1, 2023 pursuant to the Company’s 2015 Stock Incentive Plan that are subject to performance and market-based vesting and can be earned, subject to satisfying the performance metric, from 0% to 200% of the target number of shares. These RSUs vest subject to the performance of the Company’s profitability.

Outstanding Equity Awards at Fiscal 2023 Year-End

The following table shows grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2023, including both awards subject to performance conditions and service-based awards, to each of the executive officers named in the Summary Compensation Table.

	Stock Awards
Name	Award Grant Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unvested Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Peter R. Ingram	2/2/2021(1)	—	—	44,138	626,760
	2/8/2022(1)	12,894	183,095	—	—
	2/23/2022(1)	—	—	17,736	251,851
	2/23/2022(1)	—	—	20,742	294,536
	4/6/2023(1)	109,170	1,550,214	163,755	2,325,321
Shannon L. Okinaka	2/2/2021(2)	—	—	17,423	247,407
	2/8/2022(2)	5,468	77,646	—	—
	2/23/2022(2)	—	—	6,757	95,949
	2/23/2022(2)	—	—	9,568	135,866
	4/6/2023(2)	38,209	542,568	57,314	813,859
Jonathan D. Snook	2/2/2021(3)	—	—	22,650	321,630
	2/8/2022(3)	8,110	115,162	—	—
	2/23/2022(3)	—	—	6,757	95,949

	2/23/2022(3)	—	—	13,669	194,100
	4/6/2023(3)	38,209	542,568	57,314	813,859
Aaron J. Alter	2/2/2021(4)	—	—	14,519	206,170
	2/8/2022(4)	5,468	77,646	—	—
	2/23/2022(4)	—	—	5,743	81,551
	2/23/2022(4)	—	—	10,593	150,421
	4/6/2023(4)	31,659	449,558	47,489	674,344
Avi A. Mannis	2/2/2021(5)	—	—	4,646	65,973
	2/8/2022(5)	1,777	25,233	—	—
	2/23/2022(5)	—	—	3,209	45,568
	2/23/2022(5)	—	—	2,084	29,593
	4/6/2023(5)	18,923	268,707	28,384	403,053
	7/1/2023(5)	6,515	92,513	9,772	138,762

(1) Mr. Ingram’s stock awards vest as follows: (i) with respect to the grants of RSUs on February 2, 2021, 44,138 shares are subject to performance-based vesting, (ii) with respect to the grants of RSUs on February 8, 2022, 12,894 are subject to time-based vesting, (iii) with respect to the grants of RSUs on February 23, 2022, 38,478 are subject to performance-based vesting, and (iv) with respect to the grants of RSUs on April 6, 2023, 163,755 are subject to performance-based vesting and 109,170 are subject to time-based vesting, in each case subject to Mr. Ingram’s continued employment. The amount shown for the performance-based RSUs granted on February 2, 2021 is the target vesting level, and it can be earned, subject to satisfying the performance metric, from 0% to 150% of the shares at the target vesting level. The amounts shown for the performance-based RSUs granted on February 23, 2022 are the target vesting levels, and they can be earned, subject to satisfying the performance metrics, from 0% to 150% and 0% to 200% of the shares at the target vesting level, respectively. The amount shown for the performance-based RSUs granted on April 6, 2023 are the target vesting levels, and they can be earned, subject to satisfying performance metrics, from 0% to 200% of the shares at the target vesting level. Mr. Ingram’s stock awards vest in full upon a double‑trigger (certain terminations of employment following a change of control).

(2) Ms. Okinaka’s stock awards vest as follows: (i) with respect to the grants of RSUs on February 2, 2021, 17,423 shares are subject to performance-based vesting, (ii) with respect to the grants of RSUs on February 8, 2022, 5,468 are subject to time-based vesting, (iii) with respect to the grants of RSUs on February 23, 2022, 16,325 are subject to performance-based vesting, and (iv) with respect to the grants of RSUs on April 6, 2023, 57,314 are subject to performance-based vesting and 38,209 are subject to time-based vesting, in each case subject to Ms. Okinaka’s continued employment. The amount shown for the performance-based RSUs granted on February 2, 2021 is the target vesting level, and it can be earned, subject to satisfying the performance metric, from 0% to 150% of the shares at the target vesting level. The amounts shown for the performance-based RSUs granted on February 23, 2022 are the target vesting levels, and they can be earned, subject to satisfying the performance metrics, from 0% to 150% and 0% to 200% of the shares at the target vesting level, respectively. The amount shown for the performance-based RSUs granted on April 6, 2023 are the target vesting levels, and they can be earned, subject to satisfying performance metrics, from 0% to 200% of the shares at the target vesting level. Ms. Okinaka’s stock awards vest in full upon a double-trigger (certain terminations of employment following a change of control).

(3) Mr. Snook’s stock awards vest as follows: (i) with respect to the grants of RSUs on February 2, 2021, 22,650 shares are subject to performance-based vesting, (ii) with respect to the grants of RSUs on February 8, 2022, 8,110 are subject to time-based vesting, (iii) with respect to the grants of RSUs on February 23, 2022, 20,426 are subject to performance-based vesting, and (iv) with respect to the grants of RSUs on April 6, 2023, 57,314 are subject to performance-based vesting and 38,209 are subject to time-based vesting, in each case subject to Mr. Snook’s continued employment. The amount shown for the performance-based RSUs granted on February 2, 2021 is the target vesting level, and it can be earned, subject to satisfying the performance metric, from 0% to 150% of the shares at the target vesting level. The amounts shown for the performance-based RSUs granted on February 23, 2022 are the target vesting levels, and they can be earned, subject to satisfying the performance metrics, from 0% to 150% and 0% to 200% of the shares at the target vesting level, respectively. The amount shown for the performance-based RSUs granted on April 6, 2023 are the target vesting levels, and they can be earned, subject to satisfying performance metrics, from 0% to 200% of the shares at the target vesting level. Mr. Snook’s stock awards vest in full upon a double‑trigger (certain terminations of employment following a change of control).

(4) Mr. Alter’s stock awards vest as follows: (i) with respect to the grants of RSUs on February 2, 2021, 14,519 shares are subject to performance based vesting, (ii) with respect to the grants of RSUs on February 8, 2022, 5,468 are subject to time-based vesting (iii) with respect to the grants of RSUs on February 23, 2022, 16,336 are subject to performance-based vesting, and (iv) with respect to the grants of RSUs on April 6, 2023, 47,489 are subject to performance-based vesting and 31,659 are subject to time-based vesting, in each case subject to Mr. Alter’s continued employment. The amount shown for the performance-based RSUs granted on February 2, 2021 is the target vesting level, and it can be earned, subject to satisfying the performance metric, from 0% to 150% of the shares at the target vesting level. The amounts shown for the performance-based RSUs granted on February 23, 2022 are the target vesting levels, and they can be earned, subject to satisfying the performance metrics, from 0% to 150% and 0% to 200% of the shares at the target vesting level, respectively. The amount shown for the performance-based RSUs granted on April 6, 2023 are the target vesting levels, and they can be earned, subject to satisfying performance metrics, from 0% to 200% of the shares at the target vesting level. Mr. Alter’s stock awards vest in full upon a double-trigger (certain terminations of employment following a change of control).

(5) Mr. Mannis’s stock awards vest as follows: (i) with respect to the grants of RSUs on February 2, 2021, 4,646 shares are subject to performance-based vesting, (ii) with respect to the grants of RSUs on February 8, 2022, 1,777 are subject to time-based vesting (iii) with respect to the grants of RSUs on February 23, 2022, 5,293 are subject to performance-based vesting, (iv) with respect to the grants of RSUs on April 6, 2023, 28,384 are subject to performance-based vesting and 18,923 are subject to time-based vesting, and (v) with respect to the grants of RSUs on July 1, 2023, 9,772 are subject to performance-based vesting and 6,515 are subject to time-based vesting, in each case subject to Mr. Mannis’s continued employment. The amount shown for the performance based RSUs granted on February 2, 2021 is the target vesting level, and it can be earned, subject to satisfying the performance metric, from 0% to 150% of the shares at the target vesting level. The amounts shown for the performance-based RSUs granted on February 23, 2022 are the target vesting levels, and they can be earned, subject to satisfying the performance metrics, from 0% to 150% and 0% to 200% of the shares at the target vesting level, respectively. The amount shown for the performance-based RSUs granted on April 6, 2023 are the target vesting levels, and they can be earned, subject to satisfying performance metrics, from 0% to 200% of the shares at the target vesting level. The amount shown for the performance-based RSUs granted on July 1, 2023 are the target vesting levels, and they can be earned, subject to satisfying performance metrics, from 0% to 200% of the shares at the target vesting level. Mr. Mannis’s stock awards vest in full upon a double‑trigger (certain terminations of employment following a change of control).

Options Exercised and Stock Vested in Fiscal Year 2023

The following table shows the stock awards vested during 2023, as applicable, to each of the executive officers named in the Summary Compensation Table.

	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Peter R. Ingram	124,878	1,664,903
Shannon L. Okinaka	47,380	629,548
Jonathan D. Snook	57,869	762,546
Aaron J. Alter	41,216	546,988
Avi A. Mannis	21,643	293,485
(1)    The value realized on vesting is calculated by multiplying the number of shares vested by the closing price of our Common Stock on the date of vesting. No options were granted to, or are currently held by, any of our NEOs. None of our NEOs exercised stock options in 2023.
Potential Payments Upon Termination or Change in Control

We have entered into a severance and change in control agreement with each of our NEOs. The details of the Severance Agreements are provided more fully in the Compensation Discussion and Analysis section above. Each officer’s receipt of any severance payments below is subject to his or her execution and non-revocation of a general release and waiver of claims against the Company. The amount of compensation payable to each such executive in each situation is listed in the tables below and is calculated assuming that the applicable event (termination for the reasons specified below or a change in control) occurred on December 31, 2023.
Mr. Ingram

	Termination
Benefits and Payments	Without Cause or for Good Reason(1)	Disability	Without Cause or by Executive for Good Reason during the Change of Control Period(2)
Lump Sum Payment	$775,000	$—	$2,325,000
Performance/Incentive Bonus	930,000	—	2,790,000
Continued Health Benefits	36,000	—	72,000
Stock Awards (3)	—	—	5,433,444
Insurance Proceeds (4)	—	968,000	—
Total	$1,741,000	$968,000	$10,620,444

Ms. Okinaka

	Termination
Benefits and Payments	Without Cause or for Good Reason(1)	Disability	Without Cause or by Executive for Good Reason during the Change of Control Period(2)
Lump Sum Payment	$550,000	$—	$1,100,000
Performance/Incentive Bonus	412,500	—	825,000
Continued Health Benefits	36,000	—	72,000
Stock Awards (3)	—	—	1,979,961
Insurance Proceeds (4)	—	2,090,000	—
Total	$998,500	$2,090,000	$3,976,961
Mr. Snook

	Termination
Benefits and Payments	Without Cause or for Good Reason(1)	Disability	Without Cause or by Executive for Good Reason during the Change of Control Period(2)
Lump Sum Payment	$570,000	$—	$1,140,000
Performance/Incentive Bonus	570,000	—	1,140,000
Continued Health Benefits	36,000	—	72,000
Stock Awards (3)	—	—	2,101,601
Insurance Proceeds (4)	—	1,012,000	—
Total	$1,176,000	$1,012,000	$4,453,601

Mr. Alter

	Termination
Benefits and Payments	Without Cause or for Good Reason(1)	Disability	Without Cause or by Executive for Good Reason during the Change of Control Period(2)
Lump Sum Payment	$485,000	$—	$970,000
Performance/Incentive Bonus	343,750	—	687,500
Continued Health Benefits	36,000	—	72,000
Stock Awards (3)	—	—	1,681,355
Insurance Proceeds (4)	—	297,000	—
Total	$864,750	$297,000	$3,410,855
Mr. Mannis

	Termination
Benefits and Payments	Without Cause or for Good Reason(1)	Disability	Without Cause or by Executive for Good Reason during the Change of Control Period(2)
Lump Sum Payment	$440,000	$—	$880,000
Performance/Incentive Bonus	330,000	—	660,000
Continued Health Benefits	36,000	—	72,000
Stock Awards (3)	—	—	1,116,069
Insurance Proceeds (4)	—	2,178,000	—
Total	$806,000	$2,178,000	$2,728,069

(1) Under the Severance Agreements, “Cause” means (i) repeated neglect by the executive of the executive’s employment duties or the executive’s repeated material lack of diligence and attention in performing his or her employment duties, (ii) the executive’s fraudulent conduct in connection with the business affairs of the Company, regardless of whether said conduct is designed to defraud the Company or others, (iii) the executive’s conduct of a criminal nature that may have an adverse impact on the Company’s reputation in the community or other conduct at any time or place which is detrimental to the Company’s reputation and/or goodwill among its customers and/or the community, or (iv) the executive’s repeated failure to follow applicable corporate compliance rules, practices, procedures and ethical guidelines of the Company.

Under the Severance Agreements, “Good Reason” means (i) a material reduction by the Company in the executive’s annual total target cash compensation (other than pursuant to a reduction applying generally to employees of the same corporate rank), (ii) the executive’s relocation to principal offices that are either not located in Oahu, Hawai‘i or not within 40 miles of Honolulu, Hawai‘i, or (iii) solely during the Change of Control Period, a material reduction in the executive’s job, duties or responsibilities.

(2) Under the Severance Agreements, “Change of Control Period” means the period beginning on the date three months prior to the first change of control to occur following the effective date of the applicable Severance Agreement and ending on the date eighteen months following such change of control.

(3) The dollar values in the table are calculated by multiplying the closing sales price of the Company’s Common Stock on December 29, 2023 ($14.20) by the number of shares of Common Stock underlying all RSUs held by the executive on December 31, 2023. Includes the final installment of the 2022 LTI cash award of $201,667 for Mr. Ingram, $66,667 for Ms. Okinaka, $18,333 for Mr. Snook, $41,667 for Mr. Alter, and $46,667 for Mr. Mannis, which is scheduled to vest based on continued service through February 1, 2025.

(4) Each U.S.-based executive is entitled to participate in the Company’s executive long-term disability plan, pursuant to which, if the executive’s employment were terminated as a result of the executive’s disability on December 31, 2023, the executive would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above.

Pay Versus Performance Disclosure

Under rules adopted pursuant to the Dodd-Frank Act (“PVP Rules”), in the table below we provide compensation information about our NEOs for each of the last three fiscal years. Additionally, in the table we provide information about the results for certain financial performance measures during those fiscal years. The presentation of this material is done in a manner prescribed by the SEC and, although the PVP Rules require us to disclose “compensation actually paid,” this amount does not mean that these amounts were earned by our NEOs in these fiscal years or that they will ever be paid those amounts. “Compensation actually paid” under the PVP Rules starts with the total compensation reported in our Summary Compensation Table for the relevant year and adjusts those values based primarily on changes in the accounting value of unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers. This means that compensation actually paid generally fluctuates due to stock price fluctuation and changes in projected and actual levels of achievement of performance goals. We are required to disclose certain information about the relationship between the compensation actually paid to our NEOs and certain measures of company performance.

The PVP Rules require that we choose a peer group or index for purposes of TSR comparisons, and we have chosen to use the NYSE ARCA Airline Index for this purpose, in addition to using it in the performance graph in our Annual Report.

The PVP Rules also require us to show information about our cumulative TSR since December 31, 2020 through the end of each reported year, about the cumulative TSR of the index identified in the preceding paragraph, and about our GAAP net income. This information is required but does not mean that we use it in making compensation decisions; a robust discussion of our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described in our CD&A.

Further, the PVP Rules require us to designate one “Company Selected Measure” as the financial performance measure that is most important for linking pay to performance in 2023 and we selected adjusted EBITDAR for that measure.

Year	Summary Compensation Table Total for PEO (1)(2)	Compensation Actually Paid to PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(1)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income(6)	Adj. EBITDAR(7)
					Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)	(in thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$4,525,350	$7,408,143	$1,796,370	$2,680,888	$80.23	$81.53	$(260,494)	$(59,217)
2022	2,995,654	1,037,878	1,442,208	723,121	57.97	63.58	(240,081)	72,846
2021	3,091,653	3,333,231	1,495,718	1,509,789	103.79	98.25	(144,773)	(129,219)
(1) For the fiscal years ended December 31, 2023, 2022 and 2021, our principal executive officer (“PEO”) was Peter Ingram. In the fiscal years ended December 31, 2022 and 2021 our Non-PEO NEOs were Jonathan Snook, Shannon Okinaka, Aaron Alter, and Theodoros Panagiotoulias. In the fiscal year ended December 31, 2023, our Non-PEO NEOs were Avi Mannis, Shannon Okinaka, Jonathan Snook, and Aaron Alter.

(2) Amounts reported in columns (b) and (d) are the total compensation reported in the Summary Compensation Table for the applicable year for our PEO and the average total compensation for our Non-PEO NEOs, respectively.

(3)     Compensation actually paid does not mean that our PEO and Non-PEO named executive officers were actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of summary compensation table total compensation under the methodology prescribed under the relevant rules as shown in the adjustment table below.

	2023		2022		2021
Adjustments*	PEO	Other NEOs	PEO	Other NEOs	PEO	Other NEOs
Summary Compensation Table Total**	$4,525,350	$1,796,370	$2,995,654	$1,442,208	$3,091,653	$1,495,718
(Deduct): Grant date fair value of equity awards in fiscal year as reported in SCT	(2,973,790)	(915,445)	(1,460,368)	(567,053)	(1,944,900)	(647,447)
Add: Fair value of equity awards granted in current fiscal year at end of year	4,949,768	1,513,395	645,875	256,910	1,739,201	578,971
Adjust for: Change in fair value of outstanding and unvested equity awards granted in prior fiscal years	(36,882)	(11,611)	(1,060,082)	(352,749)	(30,471)	(9,451)
Add: Fair value at vesting of equity awards granted in fiscal year that vested during fiscal year	780,020	238,493	—	—	—	—
Adjust for: Change in fair value as of vesting date of equity awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the fiscal year	163,677	59,686	(83,201)	(56,195)	477,748	91,998
(Deduct): Fair value as of prior fiscal year-end of equity awards granted in prior fiscal years that failed to meet applicable vesting conditions during fiscal year	—	—	—	—	—	—
Add: Value of dividends or other earnings paid on equity awards not otherwise reflected in fair value or total compensation	—	—	—	—	—	—
Compensation Actually Paid	$7,408,143	$2,680,888	$1,037,878	$723,121	$3,333,231	$1,509,789

*    The assumptions used for determining the fair values shown in this table are materially consistent with those used to determine the fair values disclosed as of the grant date of such awards.
**    Note that we have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Nonqualified Deferred Compensation" and, accordingly, the adjustments with respect to such items prescribed by the PVP Rules are not relevant to our analysis and no adjustments have been made.

(4) Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and reinvesting all dividends until the last day of each reported fiscal year.

(5) The peer group used is the NYSE ARCA Airline Index, as used in the Company's performance graph in our Annual Report. Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and reinvesting all dividends until the last day of each reported fiscal year.

(6) The dollar amounts reported are the Company's net income reflected in the Company’s audited financial statements.

(7) In the Company's assessment adjusted EBITDAR is the financial performance measure that is the most important financial performance measure (other than total shareholder return and net income) used by the Company in 2023 to link compensation actually paid to performance. As discussed in the CD&A, adjusted EBITDAR is the Company’s earnings before interest, taxes, depreciation and amortization, and aircraft rent and can be calculated by adding the Company’s interest expense, depreciation and amortization expense, and aircraft rent to its adjusted income before income taxes, each as reported in the financial statements in the Company’s Annual Report, filed on February 15, 2024, and excluding costs associated with new collective bargaining agreements, special items and adjustments reported in earnings releases, and any payments to be made under the 2023 incentive payment plans.

Tabular List of Performance Measures

The following table lists the four financial performance measures that, in the Company’s assessment, represent the most important performance measures used to link compensation actually paid for our NEOs to Company performance for the most recently completed fiscal year.

Metric	Overview
Adjusted EBITDAR	Company-selected measure included in the above table. Actual adjusted EBITDAR is a key measure used in determining payouts under our short-term and long-term incentive compensation plans.
Annualized TSR	Key metric in determining payouts under our 2023-2025, 2022-2024, and 2021-2023 long-term performance-based award program.
Relative TSR	Key metric in determining payouts under our 2023-2025 long-term performance-based award program.
CASM Ex-Fuel and Non-Recurring Items	Key metric in determining payouts under our 2023 short-term incentive compensation plan.

Description of Relationships Between Compensation Actually Paid and Performance

We believe the Company’s pay-for-performance philosophy is well reflected in the table above because the compensation actually paid tracks to the performance measures disclosed in such tables. The graphs below describe, in a manner compliant with the relevant rules, the relationship between compensation actually paid and the individual performance measures shown.

Compensation Actually Paid vs TSR
Compensation Actually Paid
$7,500,000
$5,000,000
$2,500,000
$—
2020
2021
2022
2023
Total Shareholder Return
$100.00
$80.00
$60.00
CAP to PEO
CAP to Non-PEO
Company
Peer Group

Compensation Actually Paid vs Net Income
Compensation Actually Paid
$7,500,000
$5,000,000
$2,500,000
$—
Net Income (in thousands)
$—
$(100,000)
$(200,000)
$(300,000)
2021
2022
2023
CAP to PEO
CAP to Non-PEO
Net Income

Compensation Actually Paid vs Adj. EBITDAR
$7,500,000
$5,000,000
$2,500,000
$—
Compensation Actually Paid
$100,000
$—
$(100,000)
$(200,000)
$(300,000)
Adjusted EBITDAR (in thousands)
2021
2022
2023
CAP to PEO
CAP to Non-PEO
Adj EBITDAR

CEO Pay Ratio
Under SEC rules, we are required to provide information regarding the relationship between the total annual compensation of Mr. Ingram, our President and Chief Executive Officer, and the total annual compensation of our median employee (other than Mr. Ingram). For our last completed fiscal year, which ended December 31, 2023:
•The median of the total annual compensation of all employees (other than Mr. Ingram) of ours was $71,965.

•Mr. Ingram’s total annual compensation, as reported in the Summary Compensation Table included in this Proxy Statement, was $4,525,350.
•Based on the above, for fiscal 2023, the ratio of Mr. Ingram’s total annual compensation to the median of the total annual compensation of all other employees was 62.9.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.

For 2023, we calculated the pay ratio using the same median employee that we used to calculate the pay ratio in 2022, as there has not been a significant change in our employee population or compensation arrangements during the fiscal year that we reasonably believe would result in a significant change to our pay ratio disclosure.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, our Compensation Committee was comprised of Ms. Rose, Mr. McNamara, Mr. Vosburg and Mr. Zwern. No member of the Compensation Committee has at any time been an employee of ours. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the beneficial ownership, both direct and indirect, reported to us as of March 18, 2024 (except as otherwise noted in the footnotes) of our Common Stock, including shares as to which a right to acquire ownership within 60 days of such date exists (for example, through the ability to exercise stock options). The information is presented for beneficial owners of more than 5% of our Common Stock, and for our directors, our NEOs and for the group comprised of all of our directors and executive officers. We know of no persons other than those identified below who owned beneficially more than 5% of the outstanding shares of our Common Stock as of March 18, 2024. The table is based on 51,848,616 shares of Common Stock outstanding as of March 18, 2024.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
BlackRock, Inc.	4,961,117(1)	9.6%
50 Hudson Yards
New York, NY 10001
PAR Investment Partners, L.P.	2,791,000(2)	5.4%
200 Carendon Street, FL 48
Boston, MA 02116
The Vanguard Group	2,720,323(3)	5.3%
100 Vanguard Boulevard
Malvern, PA 19355
Peter R. Ingram**	397,860(4)	*
Lawrence S. Hershfield**	383,388(5)	*
Daniel W. Akins**	13,990(6)	*
Wendy A. Beck**	19,379(7)	*
Earl E. Fry**	44,079(8)	*
C. Jayne Hrdlicka**	31,373(9)	*
Michael E. McNamara**	31,373(10)	*
Crystal K. Rose**	58,925(11)	*
Mark D. Schneider**	21,441(12)	*
Craig E. Vosburg**	19,379(13)	*
Duane E. Woerth**	51,379(14)	*
Richard N. Zwern**	66,330(15)	*
Aaron J. Alter**	44,681(16)	*
Avi A. Mannis**	40,956(17)	*
Shannon L. Okinaka**	107,964(18)	*
Jonathan D. Snook**	104,283(19)	*
Directors and executive officers as a group (17 persons)	1,454,800(20)	2.8%

*    Less than 1%.
**    Address is c/o Hawaiian Holdings, Inc., 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819.
(1) Based solely on information reported by BlackRock, Inc. on Schedule 13G/A filed with the SEC on January 24, 2024, BlackRock, Inc. has sole voting power with respect to 4,791,032 of the shares and sole dispositive power with respect to 4,961,117 of the shares.
(2) Based solely on information reported by PAR Capital Management, Inc., PAR Investment Partners, L.P. and PAR Group II, L.P. (each, a "Reporting Person") on Schedule 13G filed with the SEC on March 21, 2024, each Reporting Person has sole voting power with respect to 2,791,000 of the shares, shared voting power with respect to 2,791,000 of the shares, sole dispositive power with respect to 2,791,000 of the shares and shared dispositive power with respect to none of the shares.The sole general partner of PAR Investment Partners, L.P. is PAR Group II, L.P. The sole general partner of PAR Group II, L.P., is PAR Capital Management, Inc.

Each of PAR Group II, L.P. and PAR Capital Management, Inc. may be deemed to be the beneficial owner of all shares held directly by PAR Investment Partners, L.P.
(3) Based solely on information reported by The Vanguard Group on Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group has sole voting power with respect to none of the shares, shared voting power with respect to 23,268 of the shares, sole dispositive power with respect to 2,677,904 of the shares and shared dispositive power with respect to 42,419 of the shares.
(4) Represents 397,860 shares of Common Stock owned directly by Mr. Ingram.
(5) Represents (i) 369,398 shares of Common Stock owned directly by Mr. Hershfield and (ii) 13,990 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2024.
(6) Represents 13,990 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2024.
(7) Represents (i) 5,389 shares of Common Stock owned directly by Ms. Beck and (ii) 13,990 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2024.
(8) Represents (i) 30,089 shares of Common Stock owned directly by Mr. Fry and (ii) 13,990 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2024.
(9) Represents (i) 17,383 shares of Common Stock owned directly by Ms. Hrdlicka and (ii) 13,990 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2024.
(10) Represents (i) 17,383 shares of Common Stock owned directly by Mr. McNamara and (ii) 13,990 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2024.
(11) Represents (i) 44,935 shares of Common Stock owned directly by Ms. Rose and (ii) 13,990 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2024.
(12) Represents (i) 7,451 shares of Common Stock owned directly by Mr. Schneider and (ii) 13,990 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2024.
(13) Represents (i) 5,389 shares of Common Stock owned directly by Mr. Vosburg and (ii) 13,990 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2024.
(14)    Represents (i) 35,723 shares of Common Stock owned directly by Mr. Woerth, (ii) 13,990 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2024, and (iii) 1,666 shares of Common Stock underling stock options that are immediately exercisable.
(15) Represents (i) 52,340 shares of Common Stock owned directly by Mr. Zwern and (ii) 13,990 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2024.
(16) Represents 44,681 shares of Common Stock owned directly by Mr. Alter.
(17) Represents 40,956 shares of Common Stock owned directly by Mr. Mannis.
(18) Represents 107,964 shares of Common Stock owned directly by Ms. Okinaka.
(19) Represents 104,283 shares of Common Stock owned directly by Mr. Snook.
(20) Represents (i) 1,299,244 shares of Common Stock beneficially owned by all of our directors and executive officers, (ii) 153,890 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 18, 2024, and (iii) 1,666 shares of Common Stock underling stock options that are immediately exercisable.

Special Preferred Stock

The IAM, the AFA and the ALPA hold one share of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, which entitle each Union to nominate one director. Each series of the Special Preferred Stock, unless otherwise specified: (1) ranks senior to the Common Stock and ranks pari passu with each other such series of Special Preferred Stock with respect to the liquidation, dissolution and winding up of the Company and will be entitled to receive $0.01 per share before any payments are made, or assets distributed to holders of any stock ranking junior to the Special Preferred Stock; (2) has no dividend rights unless a dividend is declared and paid on the Common Stock, in which case the Special Preferred Stock would be entitled to receive a dividend in an amount per share equal to two times the dividend per share paid on the Common Stock; (3) is entitled to one vote per share of such series and votes with the Common Stock as a single class on all matters submitted to holders of the Common Stock; and (4) automatically converts into the Common Stock on a 1:1 basis at such time as such shares are transferred or such holders are no longer entitled to nominate a representative to our Board of Directors pursuant to their respective collective bargaining agreements. Each of the three shares of Special Preferred Stock outstanding constitutes 33.3% of the outstanding shares of all Special Preferred Stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides the specified information as of December 31, 2023, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated by all compensation plans previously approved by our security holders, and by all compensation plans not previously approved by our security holders:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted‑average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	1,616,623(1)	$14.56	2,485,410
Equity compensation plans not approved by security holders	—	—	—
Total	1,616,623	$14.56	2,485,410

(1)    Includes 1,666 shares subject to outstanding options and 1,614,957 shares subject to RSUs.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest in any such transactions. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In addition, the Governance and Nominating Committee monitors and reviews any issues regarding the “independence” of directors or involving potential conflicts of interest and evaluates any change of status or circumstance with respect to a director and determines the propriety of the director’s continued service in light of that change.

Related Party Transactions

During 2023, neither the Company nor any of our directors, executive officers or their immediate family members engaged in any related party transactions.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Board of Directors has the ultimate authority for effective corporate governance, including oversight of the Company’s management. The Audit and Finance Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities by overseeing our accounting and financial reporting processes, the audits of our consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as our independent auditor, and the performance of our internal auditors.

The Audit and Finance Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal control. Our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and expressing an opinion on the effectiveness of our internal control over financial reporting.

The Audit and Finance Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2023 and discussed such statements with management. The Audit and Finance Committee has discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit and Finance Committee received from Ernst & Young the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Finance Committee and discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the PCAOB.

Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023, and be filed with the SEC. The Audit and Finance Committee also appointed Ernst & Young to serve as our independent registered public accounting firm for the year 2024.

This report of the Audit and Finance Committee shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that this information be treated as soliciting material or specifically incorporates this information by reference, nor shall it be deemed filed under such Acts.
The Audit and Finance Committee
Earl E. Fry, Chairperson
Wendy A. Beck
Michael E. McNamara

April 1, 2024

PROPOSAL NO. 2: RATIFICATION OF ERNST & YOUNG AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

The Audit and Finance Committee of our Board of Directors has selected Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the appointment of independent auditors for ratification by the stockholders at the Annual Meeting. Our financial statements for the 2023 fiscal year were audited and reported upon by Ernst & Young.

Representatives of Ernst & Young will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and make a statement should they so desire.

Ratification of the appointment of Ernst & Young as our independent registered public accounting firm is not required pursuant to our Amended and Restated By-laws, our other governing documents or applicable law. However, the Board of Directors is submitting the appointment of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit and Finance Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit and Finance Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote thereon during the Annual Meeting will be required to ratify the appointment of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved.

The amounts set forth below include all fees paid to Ernst & Young for services provided to us during 2023 and 2022.

Audit Fees

Fees for audit services rendered by Ernst & Young to us totaled $2.2 million in 2023 and $2.0 million in 2022. Audit fees consist primarily of fees for the audits of our consolidated financial statements and the financial statements of Hawaiian, the audit of our internal control over financial reporting, the review of the interim condensed consolidated financial statements included in our quarterly reports, attestation services required by statute or regulation, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audits and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted accounting principles. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit and Finance Committee.

Audit-Related Fees

There were no audit-related services fees in 2023 or 2022.

Tax Fees

Fees for tax services rendered by Ernst & Young to us totaled $0.1 million in 2023 and $0.1 million in 2022. Tax fees consist primarily of fees for tax compliance services, exclusive of tax services rendered in connection with the audits. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit and Finance Committee.

Other Fees

Fees for other services rendered by Ernst & Young to us totaled $0.1 million in 2023 and $5,000 in 2022. Other Fees consisted of other non-audit related services and publication and online subscription services. Ernst & Young did not provide any professional services during fiscal 2023 other than those described under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Audit and Finance Committee Pre-Approval Policies

The policy of the Audit and Finance Committee is to pre-approve the audit, audit‑related, tax and non-audit services to be performed during the year on an annual basis, in accordance with a schedule of such services approved by the Audit and Finance Committee. The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit and Finance Committee. Audit‑related services and tax services to be provided by the auditors will be subject to general pre-approval by the Audit and Finance Committee. The Audit and Finance Committee may grant specific case-by-case approval for permissible non-audit services. The Audit and Finance Committee will establish pre-approval fee levels or budgeted amounts for all services to be provided on an annual basis. Any proposed services exceeding those levels or amounts will require specific pre-approval by the Audit and Finance Committee. The Audit and Finance Committee has delegated pre-approval authority to the chairperson of the Audit and Finance Committee, who will report any such pre-approval decisions to the Audit and Finance Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2024.

PROPOSAL NO. 3: NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory and non-binding basis, the compensation of our NEOs as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

The “Say on Pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The “Say on Pay” vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we may communicate directly with stockholders to better understand the concerns that influenced the vote, but in all events we will consider our stockholders’ concerns and will share them with the Compensation Committee which will evaluate whether any actions are necessary to address those concerns.

See the “Executive Compensation” section for more information regarding our 2023 executive compensation program. Our Compensation Committee, assisted by its independent compensation consultant, Pay Governance, stays informed of developing executive compensation best practices and strives to implement them.

We believe that the information provided within the “Executive Compensation” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY IN VOTING POWER OF THE SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE THEREON IS NECESSARY FOR APPROVAL.

PROPOSAL NO. 4: APPROVAL, FOR THE PURPOSE OF COMPLYING WITH THE APPLICABLE NASDAQ RULES, INCLUDING BUT NOT LIMITED TO NASDAQ RULES 5635(B) AND 5635(D), OF THE ISSUANCE OF THE EXCESS WARRANT SHARES UPON THE EXERCISE OF THE WARRANT

Background

On October 20, 2022, we entered into the Transaction Agreement (the “Transaction Agreement”) with Amazon.com, Inc. (“Parent”), pursuant to which, among other things, we agreed to issue to Warrantholder the Warrant to purchase up to 9,442,443 shares of Common Stock (the “Warrant Shares”), subject to adjustment and vesting in accordance with the terms and conditions set forth in the Warrant. The Transaction Agreement was entered into, and the Warrant was issued in connection with, the entry into certain commercial arrangements between us and Parent and certain of its affiliates, including that certain Air Transportation Services Agreement (the “ATSA”), dated as of October 20, 2022, between Hawaiian and Amazon.com Services LLC (“Services”), a wholly-owned subsidiary of Parent, under which Hawaiian will provide certain air cargo transportation services to Services for an initial term of eight years.

The Warrant Shares will vest over time based on payments to us by Parent (whether made directly from Parent or its affiliates or by a third party on behalf of Parent) pursuant to the ATSA or certain other commercial arrangements of up to a total of $1.8 billion (the “Qualified Payments”). Upon the issuance of the Warrant, 1,258,992 Warrant Shares vested. Subject to vesting and certain conditions set forth in the Warrant, 6,294,962 Warrant Shares may be exercised, in whole or in part and for cash or on a net exercise basis, at any time before 5:00

p.m., Seattle time, on October 20, 2031 at an exercise price of $14.71 per share (the “First Tranche”), and the remaining Warrant Shares may be exercised in whole or in part and for cash or on a net exercise basis, at any time before 5:00 p.m., Seattle time, on October 20, 2031 at an exercise price equal to the 30-day volume weighted average price for Common Stock as of the earlier of (i) October 20, 2025 or (ii) the date that the entire First Tranche has vested. The exercise price and the number of Warrant Shares issuable upon exercise of the Warrant are subject to customary antidilution adjustments.

Upon the consummation of certain acquisition transactions (as set forth in the Warrant), an amount of the unvested Warrant Shares will automatically vest and become exercisable as follows: (i) if the Qualified Payments collectively paid to us or any of our affiliates are equal to or less than $350 million, 25% of the Warrant Shares that are not vested as of such date, (ii) if the Qualified Payments collectively paid to us or any of our affiliates exceed $350 million but are not greater than $650 million, 50% of the Warrant Shares that are not vested as of such date, (iii) if the Qualified Payments collectively paid to us or any of our affiliates exceed $650 million but are not greater than $950 million, 75% of the Warrant Shares that are not vested as of such date, or (iv) if the Qualified Payments collectively paid to us or any of our affiliates exceed $950 million, 100% of the Warrant Shares that are not vested as of such date.

The Warrant also limits the Warrantholder’s beneficial ownership to 4.999% of our outstanding shares unless the Warrantholder amends or waives this limit by written notice to us, which will not be effective until the 61st day after such notice or sooner notice in connection with certain acquisition transactions.

The Transaction Agreement sets forth certain governance arrangements and provisions relating to the Warrantholder’s interest in us, including, among other things, customary registration rights relating to the Warrant Shares, restrictions on transferring the Warrant and Warrant Shares, certain standstill provisions, and rights of notice of certain acquisition transactions, and includes customary representations, warranties and covenants of each party.

Stockholder Approval Requirement

Under the terms of the Transaction Agreement, we are required to use our commercially reasonable efforts to obtain the approval of our stockholders with respect to the Excess Warrant Shares (the “Stockholder Approval”), as may be required pursuant to applicable Nasdaq Rules, including but not limited to Nasdaq Rules 5635(b) and (d). Until the Stockholder Approval is obtained, if an adjustment or other change to the number of Warrant Shares issuable upon exercise of the Warrant would result in the issuance of Excess Warrant Shares, Nasdaq Rules 5635(b) and (d) may restrict the issuance of the Excess Warrant Shares, in the event of an exercise of the Warrant. In connection with obtaining the Stockholder Approval and under the Transaction Agreement, we agreed to file a proxy statement to obtain the Stockholder Approval. If the Stockholder Approval is not obtained at the time we seek such approval, we are required, at Parent’s request, to seek to obtain Stockholder Approval at our next annual meeting of stockholders, and every annual meeting of our stockholders thereafter until either the Stockholder Approval is obtained or the term of the Warrant expires.

Reasons for Requesting Stockholder Approval

Our Common Stock is listed on Nasdaq, and as a result, we are subject to the Nasdaq Rules, including Nasdaq Rules 5635(b) and (d). Nasdaq Rule 5635(b) requires stockholder approval prior to an issuance of securities when the issuance or potential issuance will result in a “change of control” of a listed company, which for Nasdaq purposes is generally deemed to occur when, as a result of an issuance, an investor or a group of investors would own, or would have the right to acquire, 20% or more of the outstanding shares of common stock or voting power of a company and such ownership or voting power would be the company’s largest ownership position. Nasdaq Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering (as defined in the Nasdaq Rules), involving the sale, issuance or potential issuance of common stock (or securities convertible or exchangeable for common stock) which alone or together with sales by officers, directors or substantial shareholders (as defined in the Nasdaq Rules) of the company equals 20% or more of the common stock or voting power outstanding before the issuance, at a price that is less than the Nasdaq Official Closing Price immediately preceding the signing of the binding transaction agreement or the average Nasdaq Official Closing Price of the common stock for the five trading days immediately preceding the signing of the binding transaction agreement (such price, the “Minimum Price”). If the Warrant vests in full and Warrantholder exercises the Warrant to purchase all of the Warrant Shares initially subject to the Warrant, Parent would become a holder of approximately 15.4% of the outstanding shares of Common

Stock (immediately after the issuance of such shares and based on the number of shares of Common Stock outstanding as of the Record Date). In such event our largest stockholder as of the Record Date, BlackRock, Inc., would own approximately 8.1% of the outstanding shares of Common Stock on the same basis. However, the Warrant includes adjustments for certain events, pursuant to which the number of Warrant Shares issuable upon exercise of the Warrant could increase (the “Warrant Adjustments”), which would have the effect of increasing Warrantholder’s potential ownership of the outstanding Common Stock. As a result, our issuance of Common Stock pursuant to the Warrant, if exercised in full after such adjustments, could cause Warrantholder to own 20% or more of the Common Stock and become our largest stockholder, resulting in a “change of control” for purposes of Nasdaq Rule 5635(b), or, if exercised in full after such adjustments and at an exercise price less than the Minimum Price, could cause an issuance of securities constituting 20% or more of the Common Stock or voting power outstanding before the issuance for purposes of Nasdaq Rule 5635(d).

Accordingly, we are seeking stockholder approval pursuant to the Nasdaq Rules, including but not limited to Nasdaq Rules 5635(b) and (d), to permit the issuance of the Excess Warrant Shares (which represent the shares in excess of the highest number of shares of Common Stock that can be issued pursuant to the Warrant without potentially requiring the approval of our stockholders pursuant to Rules 5635(b) and (d)).

Reasons for the Transactions with Parent

Our Board of Directors determined, in its business judgment, that the transactions with Parent as described above, including the issuance of the Warrant, and the possible future purchase by Warrantholder of the Warrant Shares issuable thereunder, including any Excess Warrant Shares, are in the best interests of the Company and our stockholders. Our Board of Directors approved these transactions, subject to any required stockholder approval, and recommends that our stockholders vote in favor of this Proposal No. 4. In making this determination and approval, the Board of Directors considered, among other things, the factors and characteristics of the transactions described below.

First and most critically, the Board of Directors believes Parent is a valuable strategic partner. Under the ATSA, Services is purchasing air cargo transportation services, for an initial term of eight years and through the operation of ten A330-300F aircraft. Services has the right to enter into work orders for additional aircraft. We supply flight crews, perform maintenance and certain administrative functions, and procure aircraft insurance, and Services pays us a fixed monthly fee per aircraft, a per flight hour fee, a per flight cycle fee, and reimbursements for certain operating expenses.

The Warrant Shares vest in multiple tranches, the first of which for 1,258,992 Warrant Shares vested upon execution of the ATSA. Subsequent tranches will vest over time based on Qualified Payments by Parent and its affiliates, with all remaining tranches vesting if Qualified Payments collectively paid to us or any of our affiliates exceed $950 million. If such vesting events of the Warrant are satisfied, Parent will have made payments of hundreds of millions of dollars for the air cargo transportation services.

We believe our commercial partnership with Parent provides a catalyst to grow our business and the unique opportunity to diversify our revenue sources while capitalizing on our established strengths. The Board of Directors also believes the proceeds from the issuance of Common Stock to Warrantholder, in the event Warrantholder were to vest and then exercise the Warrant in part or whole for cash, would enhance our liquidity in support of our operations as well as our ability to execute our business plans and pursue opportunities for further growth.

Possible Effects if Proposal No. 4 Is Approved

If this Proposal No. 4 is approved by our stockholders, then, subject to the satisfaction of the vesting and other conditions set forth in the Warrant, including as described herein, we would be able to issue to Warrantholder more shares than if our stockholders do not approve this proposal, subject to any future anti-dilution and other adjustments.

The rights and privileges associated with all shares of Common Stock issuable under the Warrant are identical to those associated with our existing Common Stock, and will not include preemptive, conversion or other rights to subscribe for additional shares of Common Stock.

Approval of this Proposal No. 4, assuming the satisfaction of the vesting and other conditions set forth in the Warrant Agreement and our issuance of the Warrant Shares issuable thereunder, could have the following effects:

•Dilution. If approved, this Proposal No. 4 could result in the purchase of Excess Warrant Shares upon the cash exercise of the Warrant, subject to possible future adjustments. As a result, our existing stockholders could own a smaller percentage of the outstanding Common Stock and, accordingly, a smaller percentage interest in the voting power, liquidation value and book value of the Common Stock. Moreover, the approval of this Proposal No. 4 would not limit our ability to engage in additional issuances of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) for capital-raising or other purposes in the future, subject to compliance with Nasdaq Rules and other applicable laws or regulations. As a result, our stockholders could experience further dilution from such additional transactions we may pursue in the future, including as a result of any Warrant Adjustments in accordance with the terms of the Warrant.

•Market Effects. Despite the existence of certain restrictions on transfer, the issuance of the Excess Warrant Shares under the Warrant could affect trading patterns and adversely affect the market price of the outstanding Common Stock. Additionally, sales in the public market of Excess Warrant Shares that could be issued under the Warrant, or the perception that such sales could occur, could adversely affect the prevailing market price of the Common Stock and impair our ability to raise capital in future equity financings.

•Concentration of Ownership and Influence. If the Warrant Shares were to fully vest and Warrantholder was to then exercise for cash the Warrant in full to purchase all of the Warrant Shares, Warrantholder could obtain ownership of 15.4% or more of the outstanding shares of our Common Stock (based on the number of shares of Common Stock outstanding as of the Record Date). Such ownership could represent the largest ownership position in our Company. As a result, Warrantholder could be able to exert significant influence over matters requiring approval by our stockholders, including the election of directors and mergers, acquisitions or other extraordinary transactions. Warrantholder may have interests that differ from ours or yours, and it may vote or otherwise act in ways with which you disagree and that may be adverse to your interests. In addition, the concentration of ownership in Warrantholder may have the effect of delaying, preventing or deterring a change of control of our Company, which could deprive our stockholders of an opportunity to receive a premium for their shares of Common Stock as part of a sale of our Company, or conversely, could facilitate a change of control at a time or under circumstances when you and other stockholders may prefer not to sell. Further, the concentration of ownership could adversely affect the prevailing market price for our Common Stock.

•Valuable Commercial Partner and Potential Investor. As discussed above, we believe Parent represents a valuable commercial partner and potential investor for us as we expand our air cargo transportation services business. Accordingly, we believe securing this commercial partnership and incenting Parent to purchase additional services under the ATSA through the vesting mechanism of the Warrant is important for our business trajectory.

•Improved Capital Levels and Reserves. The proceeds we would receive upon a future possible cash exercise of the Warrant could be substantial and would strengthen our balance sheet and increase our capital levels and reserves, and enhance our ability to execute our business plans and pursue opportunities for further growth.

Possible Effects if Proposal No. 4 Is Not Approved

If this Proposal No. 4 is not approved by our stockholders, then, pursuant to the Warrant, the issuance of the Excess Warrant Shares upon exercise of the Warrant may be restricted by Nasdaq Rules 5635(b) and (d). In such event, however, Parent would have the right to request that we seek to obtain Stockholder Approval at our next annual meeting of stockholders, and at every annual meeting of our stockholders thereafter until either the Stockholder Approval is obtained or the term of the Warrant expires. Accordingly, if our stockholders do not approve this Proposal No. 4, we anticipate that we would seek Stockholder Approval again at our next annual meeting of stockholders and at one or more future annual meetings of our stockholders thereafter until Stockholder Approval is obtained or the term of the Warrant expires.

Our Board of Directors believes the potential value and benefits of our relationship with Parent could be adversely affected if we are unable to obtain Stockholder Approval. As discussed above, we believe our transactions with Parent are important in our business trajectory, and a failure to obtain Stockholder Approval could deprive us of some or all of the benefits we anticipate from our relationship with Parent.

Securities Law Matters

This Proposal No. 4, together with the other disclosures contained in this Proxy Statement, is neither an offer to sell nor a solicitation of an offer to buy any of our securities.

The Warrant and the Warrant Shares were registered under the Securities Act on a registration statement on Form S-3ASR filed on November 18, 2022, as amended.

No Appraisal Rights

Under applicable Delaware law, our stockholders are not entitled to appraisal rights with respect to the proposed issuance and sale of our common stock to Warrantholder upon exercise of the Warrant.

Vote Required

The affirmative vote of a majority in voting power of the shares of Common Stock and Special Preferred Stock entitled to vote thereon and for which votes are cast affirmatively or negatively on the matter at the Annual Meeting will be required to approve the issuance of the Excess Warrant Shares upon exercise of the Warrant. Proposal No. 4 is a “non-routine” matter on which a broker, bank or other nominee is not entitled to vote shares held on behalf of a beneficial owner without receiving voting instructions from the beneficial owner. Consequently, if you hold your shares in street name (such as through a brokerage account) and you do not instruct your broker, bank or other nominee on how to vote on this Proposal No. 4, a “broker non-vote” will occur with respect to Proposal No. 4. Abstentions, if any, and broker non-votes with respect to Proposal No. 4 are not treated as votes cast and will not be counted in determining the outcome of Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF THE EXCESS WARRANT SHARES UPON EXERCISE OF THE WARRANT.

STOCKHOLDER RETURN PERFORMANCE GRAPH
The following graph compares cumulative total stockholder return on Common Stock, the S&P 500 Index and the NYSE ARCA Airline Index from December 31, 2018 to December 31, 2023. The comparison assumes $100 was invested on December 31, 2018 in Common Stock and each of the foregoing indices and assumes reinvestment of dividends before consideration of income taxes. This graph corrects an immaterial error in the stockholder return performance graph included in Item 5 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

$200
$150
$100
$50
$0
December 31, 2018
December 31, 2019
December 31, 2020
December 31, 2021
December 31, 2022
December 31, 2023
Hawaiian Holdings Common Stock
S & P 500 Index
NYSE ARCA Airline Index

The stock performance depicted in the graph above is not to be relied upon as indicative of future performance. The stock performance graph shall not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate the same by reference, nor shall it be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

OTHER MATTERS

We know of no other matters to come before the Annual Meeting other than those stated in the Notice of the Annual Meeting. We have not received any stockholder proposals prior to the deadline for their submission to be considered for inclusion in the Proxy Statement. However, if any other matters are properly presented to the stockholders for action, it is the intention of the proxyholders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Such persons are also required to provide us with copies of all such reports filed with the SEC, or written representations from such persons stating that they were not required to file these forms. Based solely upon the information supplied to us by these persons, we are required to report any known failure to file these reports within the specified period. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2023, all Section 16(a) filing requirements were satisfied on a timely basis.

STOCKHOLDER PROPOSALS

Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting proxy statement must submit their proposals so that they are received at our principal executive offices no later than December 2, 2024. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2025 annual meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present (other than a matter brought pursuant to SEC Rule 14a-8), or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Corporate Secretary of the Company at our principal executive offices not later than 5:00 p.m., Eastern time, on the 90th day nor earlier than 8:00 a.m., Eastern time, on the 120th day prior to the day of the first anniversary of the preceding year’s annual meeting as first specified in the notice of such annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Amended and Restated By-laws (and not pursuant to SEC Rule 14a-8) must be received no later than 5:00 p.m., Eastern time, on February 14, 2025, and no earlier than 8:00 a.m., Eastern time, on January 15, 2025, unless our annual meeting date occurs more than 25 days before or after May 15, 2025. In that case, we must receive proposals not earlier than 8:00 a.m., Eastern time, on the 120th day prior to the date of the annual meeting and not later than 5:00 p.m., Eastern time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Amended and Restated By-laws. In addition, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by the Exchange Act no later than March 16, 2025, which is 60 days prior to the anniversary date of the Annual Meeting. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Amended and Restated By-laws and SEC requirements. We will not consider any proposal or nomination that does not meet the Amended and Restated By-laws and SEC requirements for submitting a proposal or nomination.

AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT

Pursuant to SEC rules, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Copies of this Proxy Statement and our 2023 Annual Report to Stockholders, which includes financial statements for the year ended December 31, 2023, as well as other information about our activities, are available at www.proxyvote.com. The 2023 Annual Report to Stockholders is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

A COPY OF THIS PROXY STATEMENT AND THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2023, WHICH WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE TO ANY STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE. THE REQUEST SHOULD BE DIRECTED TO HAWAIIAN HOLDINGS, INC., ATTENTION: CORPORATE SECRETARY, 3375 KOAPAKA STREET, SUITE G-350, HONOLULU, HI 96819.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 14, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 10, 2024 for shares held in the Company's 401(k) Plans. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HA2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 14, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 10, 2024 for shares held in the Company's 401(k) Plans. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V39833-P09259

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HAWAIIAN HOLDINGS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

For All	**Withhold All**	**For All Except**
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "**For All Except**" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors:

NOMINEES:

01) Wendy A. Beck
02) Earl E. Fry
03) Lawrence S. Hershfield
04) C. Jayne Hrdlicka
05) Peter R. Ingram
06) Michael E. McNamara
07) Crystal K. Rose
08) Craig E. Vosburg
09) Richard N. Zwern

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR ALL" in Proposal 1 and "FOR" Proposal 2, Proposal 3 and Proposal 4.

OWNERSHIP QUESTIONNAIRE

Please complete the following certification regarding the citizenship of the owner of the shares in Hawaiian Holdings, Inc. **(See reverse side of this card for additional information.)**

	Yes	**No**
Please mark "YES" if owner is a U.S. Citizen or "NO" if owner is a NOT a U.S. Citizen.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

OWNERSHIP QUESTIONNAIRE

The Federal Transportation Act requires that U.S. air carriers like Hawaiian Airlines, the wholly owned subsidiary of Hawaiian Holdings, Inc., be owned and controlled by U.S. Citizens. 49 U.S.C. ss.ss. 40102(a)(15), 41102.

To assure that Hawaiian Airlines complies with this requirement, please complete the following certification regarding the citizenship of the owner of the shares in Hawaiian Holdings, Inc.

The owner of the shares is a "citizen of the United States" as defined by the Transportation Act if the owner is any ONE of the following:

- an individual who is a citizen of the United States;
- a partnership each of whose partners is an individual who is a citizen of the United States;
- a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the Board of Directors and other managing officers are citizens of the United States, which is under the actual control of citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States.

V39834-P09259

HAWAIIAN HOLDINGS, INC.
Annual Meeting of Stockholders
May 15, 2024 9:00 A.M. Hawai'i Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Lawrence S. Hershfield, Peter R. Ingram and Shannon L. Okinaka, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock and special preferred stock of Hawaiian Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held Wednesday, May 15, 2024 at 9:00 a.m. Hawai'i Time at www.virtualshareholdermeeting.com/HA2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side